Exhibit L

[EXECUTION COPY]

INVESTMENT NUMBER 32316

Policy Agreement

among

CORPBANCA

ITAÚ UNIBANCO HOLDING S.A.

any ITAÚ HOLDING COMPANY that becomes a party hereto from time to time

CORP GROUP BANKING S.A.

COMPAÑIA INMOBILIARIA Y DE INVERSIONES SAGA LIMITADA

CORP GROUP HOLDING INVERSIONES LIMITADA

INVERSIONES CORP GROUP INTERHOLD LTDA.

INVERSIONES GASA LIMITADA

INTERNATIONAL FINANCE CORPORATION

IFC AFRICAN, LATIN AMERICAN AND CARIBBEAN FUND, LP

and

IFC CAPITALIZATION (EQUITY) FUND, L.P.

Dated February 13, 2015

- ii -

Article/ Section	Item	Page No.

ANNEX A	ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS

ANNEX B	EXCLUSION LIST

ANNEX C	INSURANCE

SCHEDULE 1	FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

SCHEDULE 2	SEMS PLAN

SCHEDULE 3	S&E PERFORMANCE REPORT

SCHEDULE 4	ILLUSTRATION OF DIRECTOR APPOINTMENTS

SCHEDULE 5	FORM OF ITAÚ HOLDING COMPANY JOINDER AGREEMENT

SCHEDULE 6	ITAÚ/CORPBANCA TRANSACTION AGREEMENT

- iii -

POLICY AGREEMENT

POLICY AGREEMENT (as amended, modified or supplemented from time to time, including as supplemented by any Itaú Holding Company Joinder Agreement, this “Agreement”), dated February 13, 2015, among:

(1) CORPBANCA, a special banking corporation (sociedad anónima especial) organized and existing under the laws of the Republic of Chile, to be denominated “Itaú CorpBanca” following the merger of Banco Itaú Chile with and into CorpBanca with CorpBanca as the surviving corporation (the “Company”);

(2) ITAÚ UNIBANCO HOLDING, S.A., a sociedad anónima organized under the laws of Brazil (“Itaú Parent” and together with any Itaú Holding Company that becomes a party hereto by execution and delivery of an Itaú Holding Company Joinder Agreement pursuant to Section 5.02, the “Itaú Parties”);

(3) CORP GROUP BANKING S.A., a corporation organized and existing under the laws of the Republic of Chile (“Corp Group Banking”);

(4) COMPAÑÍA INMOBILIARIA Y DE INVERSIONES SAGA LIMITADA, a corporation organized and existing under the laws of the Republic of Chile (“Saga”);

(5) CORP GROUP HOLDING INVERSIONES LIMITADA, a limited liability company (sociedad de responsabilidad limitada) organized under the laws of Chile (“CG Holding”);

(6) INVERSIONES CORP GROUP INTERHOLD LTDA., a limited liability company (sociedad de responsabilidad limitada) organized under the laws of Chile (“Interhold”);

(7) INVERSIONES GASA LIMITADA, a limited liability partnership (sociedad de responsabilidad limitada) organized under the laws of Chile (“Gasa” and, collectively with Corp Group Banking, Saga, CG Holding and Interhold, the “Corp Group Parties”);

(8) INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Republic of Chile (“IFC”);

(9) IFC AFRICAN, LATIN AMERICAN AND CARIBBEAN FUND, LP, a limited partnership organized and existing under the laws of England and Wales (“ALAC”); and

(10) IFC CAPITALIZATION (EQUITY) FUND, L.P., a limited partnership organized and existing under the laws of Delaware (“CapFund” and together with IFC and ALAC, the “IFC Parties”).

RECITALS

(A) Pursuant to a certain Transaction Agreement, dated as of January 29, 2014 and attached hereto as Schedule 6 (as it may be amended from time to time with the written consent of the IFC Parties (with the IFC Parties acting reasonably in determining whether or not to grant such consent) the “Itaú/CorpBanca Transaction Agreement”), among Interhold, Gasa, the Company, Itaú Parent and Banco Itaú Chile, Banco Itaú Chile will merge with and into the Company, with the Company as the surviving corporation, and the Itaú Parties will become the controlling shareholders of the Company;

(B) As of the Effective Date, the Itaú Parties will own approximately 33.58% of the issued and outstanding shares of the Company, the Corp Group Parties will own approximately 32.92% of the issued and outstanding shares of the Company and the IFC Parties will own approximately 3.325% of the issued and outstanding shares of the Company;

(C) On February 13, 2015 the IFC Parties delivered a letter to the Itaú Parties and the Corp Group Parties under which the IFC Parties, agreed to, among other things, consent to the CB Transactions (as defined below) (the “IFC Consent Letter”); and

(D) Based upon the promises made in the IFC Consent Letter and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Itaú Parties, the Corp Group Parties and the IFC Parties wish to enter into this Agreement in order to define their mutual rights and obligations and set out terms and conditions governing their relationship.

ARTICLE I

Definitions and Interpretation

Section 1.01 Definitions. Wherever used in this Agreement, the following terms have the following meanings:

“Accounting Standards” means the International Financial Reporting Standards promulgated by the International Accounting Standards Boards (“IASB”) (which include standards and interpretations approved by the IASB and International Accounting Standards issued under previous constitutions) together with its pronouncements thereon from time to time, as amended by the SBIF and applied on a consistent basis;

“Additional Securities” has the meaning set forth in Section 4.02(b) (Preemptive Right);

“ADRs” means the American Depositary Receipts issued under the Deposit Agreement evidencing the securities representing the interests in the common shares of the Company that are deposited with the Custodian (as defined in the Deposit Agreement);

“Affiliate” means with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with, that Person;

“AML/CFT” means anti-money laundering and combating the financing of terrorism;

“AML/CFT Officer” means a senior officer of the Company whose duties include oversight or supervision of the implementation and operation of, and compliance with, the Company’s AML/CFT policies, procedures and controls;

“Applicable Law” means all applicable statutes, laws, ordinances, rules and regulations, including but not limited to, any license, permit or other governmental Authorization, in each case as in effect from time to time;

“Applicable S&E Law” means all applicable statutes, laws, ordinances, rules and regulations of the Country, including all Authorizations setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof;

“Auditors” means the independent, external auditors of the Company;

“Authority” means any national, supranational, regional or local government, or governmental, statutory, regulatory, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person whether or not government owned and howsoever constituted or called, that exercises the functions of the central bank);

“Authorization” means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents;

“Authorized Representative” means, in relation to the Company, any individual who is duly authorized by the Company to act on its behalf and whose name and a specimen of whose signature appear on the Certificate of Incumbency and Authority most recently delivered by the Company to the IFC Parties and, in relation to any Itaú Party or Corp Group Party, any individual who is duly authorized by such Itaú Party or Corp Group Party to act on its behalf and whose name and a specimen of whose signature appear on the Certificate of Incumbency and Authority most recently delivered by such Itaú Party or Corp Group Party to the IFC Parties;

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act;

“Baseline Director Allocation” has the meaning set forth in Section 2.02(b)(ii) (Board Composition and Compensation);

“Board of Directors” or “Board” means the board of directors of the Company nominated and elected from time to time;

“Business Day” means a day when banks are open for business in New York, New York and Santiago, Chile;

“CAO” means the Compliance Advisor Ombudsman, the independent accountability mechanism for the IFC Parties that responds to environmental and social concerns of affected communities and aims to enhance outcomes;

“CAO’s Role” means the role of the CAO which is:

(a) to respond to complaints by Persons who have been or are likely to be negatively affected by the social or environmental impacts of the IFC Parties’ projects; and

(b) to oversee audits of the IFC Parties’ social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with the IFC Parties’ social and environmental policies, guidelines, procedures and systems;

“Category A Activity” means any activity of a Client which is likely to have significant adverse environmental impacts that are sensitive, diverse or unprecedented;

“Certificate of Incumbency and Authority” means a certificate provided to the IFC Parties by the Company, an Itaú Party or a Corp Group Party substantially in the form set forth in Schedule 1 (Form of Certificate of Incumbency and Authority);

“CB Transactions” means the transactions set forth in Section 1.2 of, and the performance of all express obligations under, the Itaú/CorpBanca Transaction Agreement, including, but not limited to, (i) the execution and delivery of the Itaú Corp Group Shareholders Agreement in the form attached as Exhibit 1 to the Itaú/CorpBanca Transaction Agreement set forth in Schedule 6 hereto at the Chilean Effective Time by the Itaú Parties and the Corp Group Parties, (ii) the merger of Itaú Chile with and into CorpBanca in accordance with the provisions of the Chilean Companies Law (Ley sobre Sociedades Anónimas) and Banking Law (Ley General de Bancos), (iii) the acquisition by CorpBanca and four wholly-owned Subsidiaries of CorpBanca of all the shares of capital stock of Itaú BBA Colombia, S.A. Corporacion Financiera from Affiliates of Itaú Parent and/or (iv) the merger of Itaú BBA Colombia, S.A. Corporacion Financiera with and into Banco Corpbanca Colombia S.A. in accordance with the provisions of Colombian Applicable Law, including as applies to the merger of financial entities.

“Change of Control” means: (i) Itaú Parent shall at any time fail to (A) Control the Company or (B) own, directly or indirectly, at least 16.75% of both the economic and voting interests in the common shares of the Company on a Fully Diluted Basis; or (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934) other than Itaú Parent, its Controlled Affiliates or a group that includes Itaú Parent or its Controlled Affiliates shall have obtained the power (whether or not exercised) to elect a majority of the Board of Directors of the Company;

“Charter” means the by-laws (estatutos) of the Company or, as applicable, any Key Subsidiary;

“Chilean Effective Time” means the time at which the merger of Itaú Chile with and into CorpBanca in accordance with the provisions of the Chilean Companies Law (Ley sobre Sociedades Anónimas) and Banking Law (Ley General de Bancos) takes effect, following the completion of the Chilean Merger Steps set forth in Schedule 1.3(a) of the Itaú/CorpBanca Transaction Agreement attached hereto as Schedule 6 and the satisfaction or waiver of the last of the conditions set forth in Article 5 of the Itaú/CorpBanca Transaction Agreement, or such earlier time that is mutually agreed by Interhold, Gasa, the Company, Itaú Parent and Banco Itaú Chile or deemed as the Chilean Effective Time for purposes of the Itaú/CorpBanca Transaction Agreement.

“Client” means any borrower, investee or other Person financed directly or indirectly by the Company Operations;

“Client Operations” means any operations or activities of the Clients (or with respect to any Client, the operations and activities of that Client) financed directly or indirectly by the Company Operations;

“Coercive Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Collusive Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Company Operations” means all of the existing and future financing operations of the Company and its Key Subsidiaries in Latin America;

“Control” with respect to the relationship between or among two or more Persons, means (a) the possession, directly or indirectly, of the power to (i) direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, (ii) cast, or control the casting of, more than one-half of the maximum number of votes that may be cast at a general or other meeting of stockholders of such Person, or (iii) appoint or remove the majority of the directors or equivalent officers of such Person; or (b) the holding of more than one-half of the issued voting share capital of such Person ; and “Controlling” and “Controlled” have corresponding meanings;

“Corp Group Party Change of Control” means: (i) the Saieh Parties shall at any time fail to Control any Corp Group Party; or (ii) the Saieh Parties shall at any time fail to own, directly or indirectly, more than 50% of both the economic and voting interests in the common equity of any Corp Group Party on a Fully-Diluted Basis; provided that a Corp Group Party Change of Control shall be deemed not to have occurred under this sub-clause (ii) if the Saieh Parties own directly or indirectly, no less than 40% of both the economic and voting interests in the common equity of each of the Corp Group Parties on a Fully-Diluted Basis and no Person other than a Saieh Party owns, directly or indirectly, more of the economic or voting interests in any Corp Group Party than those owned, directly or indirectly, by the Saieh Parties;

“Corrupt Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Country” means the Republic of Chile;

“Deposit Agreement” means the Amended and Restated Deposit Agreement, dated as of May 7, 2012 among the Company, Deutsche Bank Trust Company Americas, a New York banking corporation (herein called the Depositary), and all owners and beneficial owners from time to time of ADRs issued thereunder;

“Determination Date” has the meaning set forth in Section 4.08(b) (Automatic Shelf Registration Statement);

“Director” means an individual who is a member of the Board of the Company nominated and elected from time to time, including in accordance with Section 2.02 (Board Composition and Compensation);

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale);

“Dollars” or “US$” means the lawful currency of the United States of America;

“Effective Date” has the meaning set forth in Section 5.01 (Effective Date; Term of Agreement);

“Election Meeting” has the meaning set forth in Section 2.02(b)(i) (Board Composition and Compensation);

“Excess Shares” has the meaning set forth in Section 2.02(b)(iv) (Board Composition and Compensation);

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended;

“Exclusion List” means the list of prohibited activities set forth in Annex B (Exclusion List);

“Existing IFC Agreements” means, collectively, the Existing IFC Policy Agreement and the Existing IFC Shareholders Agreement.

“Existing IFC Policy Agreement” means the existing Policy Agreement, dated as of February 7, 2013, among, the Company, the Original Corp Group Entities and the IFC Parties;

“Existing IFC Shareholders Agreement” means the Shareholders Agreement, dated as of October 4, 2012, as amended and supplemented from time to time, among the Original Corp Group Entities, the Saieh Parties and the IFC Parties;

“Financial Year” means the accounting year of the Company commencing each year on January 1 and ending on the following December 31, or such other period as the Company, upon thirty (30) days’ prior written notice to the IFC Parties, from time to time designates as its accounting year;

“Fraudulent Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act;

“Fully-Diluted Basis” means the number of common shares of the Company, or other Person, as applicable, calculated as if the then issued and outstanding relevant Share Equivalents, or share equivalents of such other Person, as applicable, had been exercised in full;

“IFC Consent Letter” has the meaning set forth in the Recitals.

“IFC Nominee Director” has the meaning set forth in Section 2.02(b) (Board Composition and Compensation);

“IFC Shares” means (i) the common shares of the Company held by the IFC Parties from time to time (but excluding any common shares acquired after the date of this Agreement other than (A) common shares issued or distributed by the Company by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or similar transaction or (B) common shares acquired with the consent of the Itaú Parties) and (ii) any securities representing a beneficial ownership interest in the common shares referred to in subclause (i) of this definition;

“IFC Subscription” means, collectively, each subscription, with the Company, for shares of the Company by the IFC Parties;

“Independent Director” means a Director who, other than membership of the Board, has no direct or indirect relationship with the Company, the other entities of the entrepreneurial group to which the Company belongs, its Controller, members of the key staff of any of them and that can deprive a person of sense of a reasonable degree of autonomy, interfere with his/her possibilities to perform an objective and effective work, create a potential conflict of interest or obstruct his/her independence of judgment and who has not during the previous 18 months:

(a) (i) had any relation, interest or dependence (whether economical, professional, financial or commercial) of a significant nature and volume, with the Company, the other entities of the entrepreneurial group to which the Company belongs, its Controller, members of the key staff of any of them, or (ii) been a director, chief officer, manager, member of the key staff or consultant of the Company, any of the other entities of the entrepreneurial group to which the Company belongs or its Controller;

(b) been a relative (consanguinity or affinity) up to the second degree to any Person referred to in (a) above;

(c) been a director, chief officer, manager or a member of the key staff of any nonprofit organization which has received significant contributions or donations from those Persons referred to in (a) above;

(d) been a partner or shareholder owning or controlling, directly or indirectly, 10% or more of the total equity of any of the Persons referred to in (a) above;

(e) been a director, chief officer, manager or a member of the key staff of entities that have rendered legal or advisory services for significant amounts or external auditors to the Persons in (a) above; or

(f) been a partner or shareholder owning or controlling, directly or indirectly, 10% or more of the total equity in, or been a director, chief officer, manager or a member of the key staff in, the main competitors, suppliers or clients of the Company;

“Investment Agreement” means the Investment Agreement, dated as of October 4, 2012, among the Original Corp Group Entities and the IFC Parties;

“Issue Notice” has the meaning set forth in Section 4.02(b) (Preemptive Right);

“Itaú Corp Group Shareholders Agreement” means the shareholders’ agreement entered into on or about the Effective Date, by and among the Itaú Parties and the Corp Group Parties;

“Itaú Holding Company” has the meaning set forth in Section 5.02 (Joinder);

“Itaú Holding Company Joinder Agreement” means a joinder agreement substantially in the form set forth in Schedule 5 (Form of Itaú Holding Company Joinder Agreement);

“JBIC Performance Standards” means JBIC’s “Guidelines for Confirmation of Environmental and Social Considerations established on April 2, 2002 as may be amended or supplemented by JBIC from time to time” which are available at http://www.jbic.go.jp/en/about/environment/guideline/confirm/index.html and as notified to the Company by or on behalf of the IFC Parties from time to time;

“Key Subsidiary” means, at the relevant time or times, each Subsidiary where, as of the end of the then most recently completed fiscal year of the Company the assets of such Subsidiary account for more than ten per cent (10%) of the total consolidated assets of the Company;

“Lien” means any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, option (including call commitment), trust arrangement, right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

“Losses” has the meaning set forth in Section 4.11(a);

“Material Adverse Effect” means any event, change, occurrence, effect, fact, violation or circumstance having a material adverse effect on:

(a) the assets or properties of the Company and the Key Subsidiaries taken as a whole;

(b) the business or financial condition of the Company and the Key Subsidiaries taken as a whole;

(c) the carrying on of the business or operations of the Company and its Key Subsidiaries taken as a whole;

(d) the assets, properties, business or financial condition of any Itaú Party or Corp Group Party;

(e) the ability of the Company to comply, and ensure that each of its Key Subsidiaries complies, with its obligations under Article III and Article IV of this Agreement, and in the case of each of its Key Subsidiaries, such Key Subsidiary’s Charter; or

(f) the ability of any Itaú Party or any Corp Group Party, as the case may be, to comply with its applicable obligations under Section 3.05 of the Investment Agreement; Sections 2.01, 2.02, 2.06, 2.07 and 3.03 of this Agreement; and Article II of the Shareholders Agreement;

provided that effects that occur after the Effective Date relating to (i) changes generally affecting the industry in which any of the Company or its Key Subsidiaries operates which in each case do not affect such Person disproportionately, (ii) the economy in general, which in each case do not affect such Person disproportionately, (iii) the announcement of the transactions contemplated by the Transaction Documents, or (iv) any failure by the Company and its Subsidiaries, in and of itself, to meet any internal or external projections or forecasts, shall not be deemed to constitute a “Material Adverse Effect”;

“Merger Time” has the meaning set forth in Section 5.05 (Termination of Existing Agreements);

“Minimum IFC Nominee Shares” has the meaning set forth in Section 2.02(b)(ii) (Board Composition and Compensation);

“New Securities” has the meaning set forth in Section 4.02(e) (Preemptive Right);

“Notification Date” has the meaning set forth in Section 4.02(b) (Preemptive Right);

“Obstructive Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“OFAC” means the Office of Foreign Assets Control of the United States Treasury Department;

“Optimal Regulatory Capital” means at any date, with respect to the Company, (a) the higher of (i) 120% of the minimum regulatory Capital Ratio required by Applicable Law of Chile and (ii) the average regulatory Capital Ratio of the three largest privately-owned banks (excluding the Company) (measured in terms of assets) in Chile, in each case as of the last day of the most recent fiscal year multiplied by (b) the risk-weighted assets (including any risk-weighted assets of Subsidiaries that are consolidated for purposes of calculating minimum regulatory Capital Ratio in Chile) of the Company as of the date one year from the last day of the most recent fiscal year assuming that such risk-weighted assets grow during such year at a rate equal to the Minimum Growth Rate. For purposes of this definition of Optimal Regulatory Capital, (I) “Capital Ratio” means, on any date with respect to a regulated bank in Chile, the percentage represented by the ratio of such bank’s (a) regulatory capital required by Applicable Law of Chile to (b) risk-weighted assets (including any risk-weighted assets of its Subsidiaries that are consolidated for purposes of calculating minimum regulatory capital ratio in Chile) of such bank; (II) “Minimum Growth Rate” for any year means the minimum growth rate of the total assets of the Company (determined in accordance with the International Financial Reporting Standards issued by the IASB as applied by the SBIF) for Chile determined in good faith by the Board of the Company (but in no event exceeding Forecasted System Growth in Chile for such year) reasonably necessary to maintain the market share of the Company (measured in terms of assets in

Chile) as of the last day of the immediately preceding year; (III) “Forecasted System Growth” means for any year (i) the Average Asset Growth Multiple multiplied by (ii) the forecasted growth of the nominal gross domestic product for Chile for such year, as forecasted by the International Monetary Fund in the World Economic Outlook (published in October of the preceding year); and (IV) “Average Asset Growth Multiple” means for any year: (a) the average of the annual growth rate of the aggregate consolidated total assets of the three (3) largest privately-owned banks (measured in terms of total assets) in Chile (excluding the Company), in each of the three full years immediately preceding such year published by the Chilean Superintendencia de Bancos e Instituciones Financieras, divided by (b) the average of the annual growth rate of the nominal gross domestic product of Chile in each of the three full years immediately preceding such year as published by the Banco Central de Chile.

“Original Block” has the meaning set forth in Section 2.02(b)(ii) (Board Composition and Compensation);

“Original Corp Group Entities” means Corp Group Banking, Saga and Corpgroup Inversiones Bancarias Limitada;

“Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated January 1, 2012, copies of which are available publicly on the IFC website at http://www.ifc.org/ifcext/enviro.nsf/Content/EnvSocStandards;

“Person” means any individual, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Piggyback Notice” has the meaning set forth in Section 4.07(a);

“Piggyback Registration” has the meaning set forth in Section 4.07(a);

“Piggyback Request” has the meaning set forth in Section 4.07(a);

“Projected Block” has the meaning set forth in Section 2.02(b)(ii) (Board Composition and Compensation);

“Pro-Rata Share” means, with respect to any Shareholder, the total number of issued and outstanding shares of the Company and Share Equivalents held by the relevant holder of such shares of the Company and Share Equivalents, expressed as a percentage of the total number of shares of the Company and Share Equivalents then issued and outstanding, calculated on an Fully-Diluted Basis;

“Registrable Securities” means, at any time, (i) any of the common shares of the Company owned by the IFC Parties as of the date of this Agreement, and (ii) any common shares or other securities or interests in the Company issued or distributed by the Company in respect of any common shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise, and (iii) any common shares or other securities issued or distributed by the Company upon the conversion, exercise or exchange, as applicable, of any securities of and/or interests in the Company described in clause (ii); provided, that, as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) with respect to the Registrable Securities held by any IFC Party, any time that such IFC Party is permitted to sell all of its Registrable Securities under Rule 144(b)(1); provided that for the avoidance of doubt and solely for purposes of this definition of “Registrable Securities,” no IFC Party shall be deemed to be permitted to sell all of its Registrable Securities under Rule 144(b)(1) at any time that any of the IFC Parties, individually or collectively, have the right under this Agreement to appoint one or more members to the Board;

“Registration” means the registration of any of the shares of the Company in accordance with applicable laws of the United States of America so as to permit the public trading and disposition of such registered shares of the Company in the United States of America;

“Registration Expenses” means all expenses (other than broker’s fees) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including (i) SEC, stock exchange and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE, (vi) reasonable fees, charges and disbursements of counsel to the IFC Parties, including, for the avoidance of doubt, any expenses of counsel to the IFC Parties in connection with the filing or amendment of any Registration Statement or Prospectus hereunder; provided that Registration Expenses shall only include the fees and expenses of one counsel to the IFC Parties (and one local counsel per jurisdiction) with respect to any offering;

“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference;

“Related Party” means (i) a related person as such term is defined under Article 100 of Law Nº 18,045 on Securities Market, and that correspond to (a) the entities of the entrepreneurial group to which the Company belongs; (b) the corporate entities that have, regarding the Company, the nature of parent company (matriz), affiliated company (coligante), and subsidiary (filial) or related company (coligada), pursuant to the definitions contained in Law Nº18,046 on Corporations; (c) directors, chief officers, managers, members of key staff or liquidators of the Company, and their spouses or their relatives to the second degree of consanguinity, as well as any Controlled entity, directly or indirectly through third persons, or through any of them, and (d) any Person who, alone or with others with whom he/she maintains a joint action agreement, may appoint at least one member of the management of the Company or Controls ten percent (10%) or more of the voting capital of the Company or (ii) a director, chief officer, manager, member of key staff or liquidator of the Company, either for himself/herself or on behalf of Persons other than the Company, or their spouses or relatives to the second degree of consanguinity or affinity, or (iii) a company or entity in which a director, chief officer, manager, member of the key staff or liquidator of the Company, either for himself/herself or on behalf of Persons other than the Company, or their spouses or relatives to the second degree of consanguinity or affinity, owns, directly or indirectly, ten percent (10%) or more of its total equity, or is a director, chief officer, manager, member of the key staff, or (iv) those Persons set forth in the by-laws of the Company or identified as related parties, with cause, by the directors committee, or (v) any Person in which a director, chief officer, manager, member of the key staff or liquidator of the Company has within the past eighteen (18) months served as a director, chief officer, manager, member of the key staff or liquidator;

“Released Claims” has the meaning set forth in Section 5.06 (Release and Waiver);

“Relevant Parties” means the Company, the Itaú Parties and the Corp Group Parties;

“Saieh Parties” means, collectively, each of Alvaro Saieh Bendeck, Ana Guzmán Ahnfelt, Jorge Andrés Saieh Guzmán, María Soledad Saieh Guzmán, María Francisca Saieh Guzmán and María Catalina Saieh Guzmán and their respective successors and heirs;

“S&E Management System” means the Company’s social and environmental management system, as implemented or in effect from time to time, enabling it to identify, assess and manage the social and environmental risks in respect of the Company Operations on an ongoing basis in accordance with the S&E Requirements;

“S&E Officer” means a senior officer of the Company responsible for administration and oversight of the S&E Management System;

“S&E Performance Report” means the S&E Performance Report, in the form set forth in Schedule 3 hereto, evaluating the social and environmental performance of the Clients of the Company during the previous Financial Year, describing in reasonable detail: (a) implementation and operation of the S&E Management System; and (b) the environmental and social performance of the Clients;

“S&E Requirements” means the social and environmental obligations to be undertaken by the Clients to ensure compliance with: (a) the Exclusion List; (b) Applicable S&E Laws; (c) the Performance Standards; (d) the JBIC Performance Standards; and (e) any other requirements established by the S&E Management System;

“Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Sanctions Target” has the meaning set forth in Section 3.03(a)(iv) (IFC Policy Covenants);

“SBIF” means the Chilean Bank and Finance Superintendency (Superintendencia de Bancos e Instituciones Financieras);

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act or the Exchange Act;

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute as at the time in effect, and any reference to a particular section of such act shall include a reference to the comparable section, if any, of such successor federal statute;

“Selling Holder Information” has the meaning set forth in Section 4.07(a) (Shelf Registration Statement);

“SEMS Plan” means the plan or plans developed by the Company, a copy of which is attached as Schedule 2 (SEMS Plan), setting out the specific measures, modifications and enhancements undertaken or to be undertaken by the Company in respect of the S&E Management System;

“Share Equivalents” means preferred shares, bonds, loans, warrants, options or other similar instruments or securities which are convertible into or exercisable or exchangeable for, or which carry a right to subscribe for or purchase, common shares of the Company or any instrument or certificate representing a beneficial ownership interest in the common shares of the Company, including global depositary receipts or American depositary receipts;

“Shareholders” means, collectively, (i) Itaú Parent and/or any Itaú Holding Company that directly owns shares in the Company, as applicable, (ii) Corp Group Banking, (iii) Saga and (iv) the IFC Parties;

“Shareholders Agreement” means the Shareholders Agreement, dated on or about the date hereof, among the Itaú Parties and the IFC Parties;

“Shelf Registration Statement” has the meaning set forth in Section 4.08(a) (Shelf Registration Statement);

“Shelf Takedown” has the meaning set forth in Section 4.08(c) (Requests for Shelf Takedowns);

“Shell Bank” means a bank incorporated in a jurisdiction in which it has no physical presence and which is not an Affiliate of a regulated bank or a regulated financial group;

“SME” means small and medium enterprises as defined by the SBIF;

“Subscription Notice” has the meaning set forth in Section 4.02(b) (Preemptive Right);

“Subsidiary” means with respect to the Company, an Affiliate where the Company (i) directly or indirectly through one or more Persons controls more than 50% of such Affiliate’s voting capital or (ii) may choose or designate the majority of such Affiliate’s board members and administrators;

“Suspension Period” has the meaning set forth in Section 4.08(d) (Restrictions on Use of Registration Statement);

“Transaction Documents” means:

(a) this Agreement; and

(b) the Shareholders Agreement;

“Transfer” means to transfer, sell, convey, assign, transfer by operation of law, merger or in any other way dispose of, whether or not voluntarily, and “Transferring” and “Transferred” have corresponding meanings;

“Unpurchased Securities” has the meaning set forth in Section 4.02(c) (Preemptive Right);

“Well Known Seasoned Issuer” means a “well known seasoned issuer” under Rule 405 promulgated under the Securities Act;

“World Bank” the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries; and

“World Bank Listing of Ineligible Firms” means the list, as updated from time to time, of persons or entities ineligible to be awarded a World Bank Group-financed contract or otherwise sanctioned by the World Bank Group sanctions board for the periods indicated on the list because they were found to have violated the fraud and corruption provisions of the World Bank Group anticorruption guidelines and policies. The list may be found at http://www.worldbank.org/debarr or any successor website or location.

Section 1.02 Interpretation. In this Agreement, unless the context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) headings are for convenience only and do not affect the interpretation of this Agreement;

(c) words importing the singular include the plural and vice versa;

(d) a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

(e) a reference to a document in the “agreed form” is a reference to a document approved and for the purposes of identification initialed by or on behalf of the parties thereto;

(f) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(g) general words in this Agreement shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words;

(h) a reference to a party to any document includes that party’s successors and permitted assigns;

(i) unless stated otherwise herein, a reference to “shares of the Company” means shares of the Company of any class; and

(j) unless the context otherwise requires, “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words of similar import.

Section 1.03 Third Party Rights. A Person who is not a party to this Agreement has no right to enforce or enjoy the benefit of any term of this Agreement.

ARTICLE II

Corporate Governance

Section 2.01 Itaú Parties’ and Corp Group Parties’ Actions. Each Itaú Party and Corp Group Party shall vote its shares in the Company and/or execute written consents, as the case may be, and take, or cause to be taken, all other actions necessary (i) to effectuate the provisions of this Article II and (ii) to ensure that the Charter of the Company does not at any time conflict with any provision of this Agreement.

Section 2.02 Board Composition and Compensation.

(a) The number of Directors comprising the Board shall be eleven (11) Directors, of which at least one (1) shall be an Independent Director, and the Board shall include two (2) alternate Directors. Unless the Itaú Parties shall have appointed the chairman of the Board at a time when the Itaú Parties Control the Company, the chairman of the Board shall not have a casting vote.

(b) At any time that the IFC Parties own, in the aggregate, a number of shares and/or Share Equivalents in the Company that constitutes a percentage ownership in the outstanding shares of the Company entitled to vote at such time equal to at least 1.6625%, the IFC Parties shall have the right to nominate one (1) Director (the “IFC Nominee Director”), subject to the other provisions of this Section 2.02(b). For the avoidance of doubt, the obligations of the Itaú Parties and the Corp Group Parties under Section 2.02 (other than Section 2.02(c)), Section 2.03 and Section 2.04 shall not apply at any time the IFC Parties do not have the right to nominate the IFC Nominee Director in accordance with the preceding sentence.

(i) The IFC Parties shall identify the IFC Nominee Director by written notice to the Itaú Parties and the Corp Group Parties no less than eleven (11) days prior to the shareholders meeting at which the IFC Nominee Director shall be presented for election (the “Election Meeting”).

(ii) At the Election Meeting, the Itaú Parties and the Corp Group Parties shall mutually determine, based on the number of shares present in person or by proxy at the Election Meeting and entitled to vote in the election of directors at the Election Meeting, and their relative direct and indirect ownership of shares that are entitled to vote in the election of directors at the Election Meeting, the number of Directors that each of the Itaú Parties and the Corp Group Parties would be entitled to appoint under the Itaú Corp Group Shareholders Agreement assuming they can collectively elect a block of 6, 7, 8, 9 or 10 Directors (such table, the “Baseline Director Allocation”). At the Election Meeting, the Itaú Parties and the Corp Group Parties shall mutually determine, based on the number of shares present in person or by proxy at the Election Meeting and entitled to vote in the election of directors at the Election Meeting, (a) the total number of Directors the Itaú Parties and the Corp Group Parties collectively are assured of electing based on their direct and indirect ownership of shares and the shares over which the Itaú Parties and the Corp Group Parties have the power to direct the voting without giving effect to any shares to be voted for the IFC Nominee Director (such number of directors, the “Original Block”), (b) the minimum number of shares (when added to all shares owned by the IFC Parties and/or over which the IFC Parties have the power to direct the voting, but, for the avoidance of doubt, not including powers to direct voting to enforce or implement this Section 2.02(b)) of the Itaú Parties and the Corp Group Parties collectively that would be needed to elect the IFC Nominee Director (the “Minimum IFC Nominee Shares”) and (c) the total number of Directors the Itaú Parties and the Corp Group Parties collectively are assured of electing based on their direct and indirect ownership of shares and the shares over which the Itaú Parties and the Corp Group Parties have the power to direct the voting (not including the Minimum IFC Nominee Shares) (such number of directors, the “Projected Block”).

(iii) If the Projected Block is less than 6 Directors, (a) the Itaú Parties and the Corp Group Parties shall vote their shares in accordance with the Itaú Corp Group Shareholders Agreement and none of the Itaú Parties or the Corp Group Parties shall be required to vote any shares owned by them (or direct the vote over any shares over which such Persons have the power to direct the voting) in favor of the IFC Nominee Director, (b) the Itaú Parties shall reasonably cooperate with the IFC Parties in furtherance of efforts to elect the IFC Nominee Director to the Board and (c) no Itaú Party and no Corp Group Party shall oppose (publicly or otherwise) the election of the IFC Nominee Director, other than for due cause notified in writing to the IFC Parties with reasonably sufficient supporting detail of such cause. Notwithstanding anything in this Agreement to the contrary, none of the Itaú Parties or the Corp Group Parties shall be required to vote any shares held by them on behalf of third parties as part of any of such parties’ asset management, private banking, merchant banking, private equity or securities trading or brokerage activities or services.

(iv) If the Projected Block is at least 6 Directors, the Itaú Parties and the Corp Group Parties shall collectively vote (or direct the vote) of (a) the Minimum IFC Nominee Shares in favor of the IFC Nominee Director, (b) a number of shares necessary to elect a number of Directors equal to the Projected Block, which Directors shall be allocated among Directors nominated by the Itaú Parties and the Corp Group Parties as follows: (1) the Corp Group Parties shall receive the same number of Directors that would have been allocated to them in accordance with the Baseline Director Allocation for the Original Block and (2) the Itaú Parties shall receive the remainder of the Directors in the Projected Block; provided, however, that if application of (1) and (2) would result in the Itaú Parties not being allocated a majority of the Directors in the Projected Block, the Directors shall instead be allocated by the Itaú Parties receiving the fewest number of Directors necessary to have a majority of the Directors in the Projected Block and the Corp Group Parties shall receive the remainder of Directors in the Projected Block and (c) if there are any shares remaining after the voting required by the preceding clauses (a) and (b) (the “Excess Shares”), such Excess Shares in favor of a Director nominated by the Corp Group Parties, unless such voting of Excess Shares could result in the Corp Group Parties electing the same or greater number of Directors than the Itaú Parties, in which case such Excess Shares shall be voted in favor of a Director nominated by the Itaú Parties. For the avoidance of doubt, in no event shall the Corp Group Parties be entitled to elect the same or greater number of Directors than the Itaú Parties. Illustrative examples of the final allocation of Directors resulting from the application of this Section 2.02(b) appears in Schedule 4 under the headings “Final Allocation.”

(v) In the event that the IFC Nominee Director is an Independent Director, the election to the Board of the IFC Nominee Director will not satisfy the obligation set forth in Section 2.02(a) to have an Independent Director and the Board shall include an additional Independent Director.

(c) The Company shall at all times maintain the following committees of the Board, whose members shall all be Directors: (i) the directors committee, which shall be responsible for audit and compensation functions as established in the Chilean Corporate Law (including Chilean Law No. 18,046, as amended), and its functions shall include at least the following: (A) to examine and give an opinion on the reports of external auditors and the Company’s financial statements prior to their presentation for the approval of the shareholders; (B) to propose the name of the external auditors and private rating agencies that will be recommended at a shareholders meeting; (C) to examine the information regarding transactions with related parties and to prepare a report on those transactions; (D) to examine the chief officers, members of the key staff and workers compensation plans and salary systems, including recommendations in respect thereof to the shareholders; (E) to prepare an annual report on its work; (F) to inform the Board of Directors about the merits of hiring the independent auditors of the company for additional services; and (G) such additional duties that may be established in CorpBanca’s bylaws or entrusted to it by the shareholders or by the Board of Directors; and (ii) the corporate governance committee, which shall be responsible for assuring the existence of rules and institutional practices that will guide the Company’s decision making process, contributing to the sustainable creation of value with transparency, adequate management and risk control and corporate responsibility, and its functions shall include at least the following: (A) to evaluate the corporate governance practices and policies currently in force in the Company; (B) to propose to the Board the necessary adequacies and improvements to the corporate governance practices and policies of the Company; (C) to propose and evaluate corporate governance training plans for the Company’s management, including its Board; and (D) to ensure the implementation of the best practices and policies of corporate governance defined by the Board. No other Board committee shall have functions that conflict with the functions of the directors committee or the corporate governance committee. The members of the directors committee shall at all times be appointed in accordance with Applicable Law, including in regard to the inclusion of Independent Directors on such committee. To the extent permitted by Applicable Law, the corporate governance committee shall be comprised of three (3) members designated by the Itaú Parties, one (1) member who is an Independent Director and, one (1) member designated by the Corp Group Parties; provided that each of the Itaú Parties and the Corp Group Parties shall have the right to appoint the respective members to be appointed by it to the corporate governance committee as set forth above so long as each of them, as applicable, is entitled to appoint members to any Board committee under the terms of the Itaú Corp Group Shareholders Agreement. Any financial audit of the Company must be in compliance with the Accounting Standards and approved by the Board.

(d) The IFC Parties may require the removal of the IFC Nominee Director from the Board at any time and shall be entitled to nominate another Person as the IFC Nominee Director in place of any IFC Nominee Director so removed. In the event of the resignation or retirement from office of the IFC Nominee Director, the IFC Parties shall be entitled, subject to Section 2.02 (Board Composition and Compensation) and upon no less than eleven (11) days’ prior written notice, to nominate another Person as the IFC Nominee Director in place of such IFC Nominee Director and, subject to Section 2.02(b), the Itaú Parties and Corp Group Parties shall be obligated to vote, in accordance with the instructions of the IFC Parties, the portion of the Itaú Parties’ and Corp Group Parties’ shares that, when added to the shares owned by the IFC Parties, will allow the IFC Nominee Director to be elected as Director. In addition, in such circumstances, the Itaú Parties’ and Corp Group Parties’ shall cause the members of the Board of Directors designated by them to appoint as a Director in their stead, until the following regular shareholders’ meeting of the Company, an IFC Nominee Director.

(e) The Company shall indemnify each of the Directors to the maximum extent permitted under Applicable Law for any costs, expenses or liabilities incurred by each such Director in the course of, or in any way related to, his or her activities or his or her position as a Director, except in relation to matters as to which such Director shall be found guilty of negligence or misconduct in respect of the matters in which indemnity is sought and in relation to matters settled or otherwise terminated without a final determination on the merits where such settlement or termination is predicated on the existence of such negligence or misconduct.

(f) The Company shall, at all times, maintain a directors and officers liability insurance policy, providing adequate and customary coverage with a financially sound and reputable insurer or insurers.

(g) The reasonable costs incurred by each Director in attending a meeting of the Board or a committee or a shareholders meeting (including the reasonable costs of travel and attendance of an IFC Nominee Director) shall be reimbursed by the Company if the Director is not paid compensation by the Company for his/her services on the Board. Each Director shall be paid compensation by the Company for his/her services on the Board consistent with past practice and in the reasonable determination of the Board for his/her services on the directors committee.

Section 2.03 Notice and Agenda for Board and Board Committee Meetings.

(a) The Board shall meet at least monthly subject to an annual schedule and confirmation of the date of the next Board meeting at the previous Board meeting.

(b) Written notice of each meeting of the Board shall be given to all the Directors and their alternates, if any. Written notice of each meeting of a committee of the Board shall be given to all Directors on that committee and their alternates, if any. Such written notice shall be sent to the address notified from time to time by the Directors and their alternates, if any, at least five (5) days in advance of such meeting; provided that where, exceptionally, the Board or a committee of the Board is required to make a decision in circumstances in which the foregoing notice requirements cannot be observed, such notice requirements may be waived with the unanimous approval of all Directors or, in the case of a meeting of a committee of the Board, all Directors on that committee.

(c) An agenda setting out in detail the items of business proposed to be transacted at a meeting of the Board together with necessary information and supporting documents shall be circulated to each of the Directors and their alternates, if any. An agenda setting out in detail the items of business proposed to be transacted at a meeting of a committee of the Board together with necessary information and supporting documents shall be circulated to each of the Directors on that committee and their alternates, if any. The agenda, information and documents shall be circulated at least five (5) days prior to the date of the relevant meeting; provided that where, exceptionally, the Board or a committee of the Board is required to make a decision in circumstances in which the foregoing notice requirements cannot be observed, such requirement to circulate agenda information and documents may be waived with the unanimous approval of all Directors or, in the case of a meeting of a committee of the Board, all Directors on that committee.

Section 2.04 Quorum at Board Meetings; Resolutions.

(a) The quorum for a meeting of the Board, duly convened and held, shall be a majority of the Directors then in office. The quorum for a meeting of the directors committee or the corporate governance committee, shall be at least one Independent Director; provided that if such meeting is duly convened in accordance with this Agreement but the quorum for such directors committee or corporate governance committee meeting is not satisfied due to the non-attendance of an Independent Director, whose non-attendance has continued for no less than two consecutive duly convened meetings or adjournments thereof, the quorum for the immediately succeeding duly convened directors committee or corporate governance committee meeting, as the case may be, shall not require attendance of such Independent Director.

(b) In the absence of a valid quorum at a meeting of the Board or a committee of the Board, duly convened, the meeting shall be adjourned to the same time and place not earlier than five (5) days but no later than ten (10) days thereafter as the Chairman (or, if applicable, the chairman of the committee) may determine. The quorum requirements as set out in Section 2.04(a) shall also be applicable at such adjourned meeting.

(c) Any Director shall be entitled to participate in a meeting of the Board or a committee of the Board of which he or she is a member, at which he or she is not physically present, as long as the meeting is communicated in real time and permanently through technological means authorized by the Chilean Securities and Insurance Commission. In this case, their attendance and participation in the meeting shall be certified under the responsibility of the chairman or whoever chairs the meeting, and the secretary of the Board shall duly record this event in the meeting’s minutes.

(d) The minutes of a meeting of the Board, or a meeting of a committee of the Board, shall be deemed approved at the time they are signed and as of such date the agreements contained therein shall enter into force. Notwithstanding the foregoing, the unanimity of the attending Directors of a meeting may establish that the agreements therein adopted shall be ratified without necessarily awaiting for the approval of the minutes, in which case the attendees shall sign a document containing written proof of such decision.

(e) Prior to execution by the Directors, the resolutions contained in the minutes of a meeting of the Board, or a meeting of a committee of the Board, shall be circulated in draft form, together with the information required to make a fully-informed, good faith decision with respect to such resolution and appropriate documents required to evidence passage of such resolution, if any, to all Directors or to all Directors on the relevant committee at their usual addresses.

(f) The rights granted in this Section 2.03 and this Section 2.04 set forth minimum requirements and shall be without prejudice to any additional requirements set forth in the Itaú Corp Group Shareholders Agreement.

Section 2.05 Shareholder Meetings.

(a) An agenda and accompanying materials setting out the business proposed to be transacted at a Company shareholders meeting shall be made available to the Shareholders at least fifteen (15) days prior to each Company shareholders meeting. No business shall be transacted at any Company shareholders meeting duly convened and held other than that specified in the notice without the prior consent of all Shareholders.

(b) Subject to the IFC Parties’ consent pursuant to Section 2.06, the Company’s Charter shall not be amended in any manner that would otherwise change the notice requirements for Company shareholders meetings or change the manner in which Company shareholders meetings are convened or quorums achieved.

Section 2.06 IFC Parties’ Consent Rights. (a) The Itaú Parties shall ensure that the Company shall not take the following decisions or actions, and the Corp Group Parties shall not vote their shares in the Company to, without the prior written consent of the IFC Parties (which, in the case of Section 2.06(i) and 2.06(iii)(B), shall not be unreasonably withheld, conditioned or delayed):

(i)	amend or repeal the Company’s Charter: (A) in any way which may adversely alter or adversely change the rights, designations, powers, privileges or preferences, or the qualifications of the IFC Shares; or (B) in contravention of the terms of this Agreement;

(ii)	authorize or undertake (A) any delisting of the shares of the Company from the Santiago Stock Exchange (Bolsa de Comercio de Santiago) or any delisting from the New York Stock Exchange of American depository receipts representing a beneficial ownership interest in the common shares of the Company, (B) the placement of any legal or contractual restrictions, or taking any decision or action or inaction under a contract or other agreement which would have the effect of placing legal or contractual restrictions, on the tradability or transferability of the IFC Shares or (C) any other decision or action that would be intended to have the same effect a delisting would have; provided, that, the Itaú Parties shall not be restricted from making a tender offer in accordance with Applicable Law for all shares of the Company held by all shareholders so long as, to the extent permitted under Applicable Law and stock exchange rules, shares of the Company remain listed on the Santiago Stock Exchange following such event (although the Company shall not be prohibited from delisting such shares in accordance with Applicable Law following the date that is 30 days after such event); and

(iii)	(A) create a new class of shares or other equity securities of the Company (other than Share Equivalents that are convertible or exercisable into the existing class of common shares of the Company) or (B) alter or change the rights, designations, powers, privileges or preferences, or the qualifications of any class of shares or other equity securities of the Company created pursuant to the preceding clause (A) in a manner that adversely affects, directly or indirectly, the IFC Shares.

(b) The obligations of the Itaú Parties and the Corp Group Parties under this Section 2.06 shall not apply at any time that the IFC Parties own, in the aggregate, a number of shares and/or Share Equivalents in the Company that constitutes a percentage ownership in the outstanding shares of the Company at such time equal to less than 1.00%.

Section 2.07 Compliance by the Company. Each of the Itaú Parties shall exercise all such rights and powers as are available to it and each of the Corp Group Parties shall exercise all such voting rights as are available to it (taking into account their respective rights and obligations under the Itaú Corp Group Shareholders Agreement) to ensure compliance with and to fully and effectually implement the provisions of this Agreement and, in the case of the Itaú Parties, the Shareholders Agreement, as promptly as reasonably possible, including as required to cause the Company and its Subsidiaries to take all actions required to be taken by them under the Transaction Documents.

ARTICLE III

Covenants

Section 3.01 General Reporting Covenants. (a) The Company shall make generally available to the market (for example, through the filing of an hecho esencial in Chile and/or the relevant SEC form in the United States, or otherwise, as applicable) and promptly thereafter deliver to the IFC Parties (or deliver written notice to the IFC Parties that such information has been posted on the Company’s webpage as información de interés) the following information:

(i)	within the earlier of (A) the term indicated by the Chilean Securities and Insurance Commission and (B) ninety (90) days after the end of each Financial Year, annual financial statements (a balance sheet as of the end of such Financial Year and the related statements of income, shareholders’ equity and cash flows for the Financial Year then ended) for the Company on a consolidated and an unconsolidated basis and for each of its Key Subsidiaries, audited in accordance with the Accounting Standards and certified by the Auditors, along with a consolidating statement prepared by the Auditors, and a copy of all management letters delivered by the Auditors; and

(ii)	within the earlier of (A) the term indicated by the SBIF (or, in the case of any Key Subsidiary, the Chilean Securities and Insurance Commission) and (B) sixty (60) days after the end of each quarter of each Financial Year, quarterly financial statements (a balance sheet as of the end of such quarter and the related statements of income, shareholders’ equity and cash flows for the quarter then ended) for the Company on a consolidated and an unconsolidated basis and for each of its Key Subsidiaries, prepared in accordance with the Accounting Standards.

(b) The IFC Parties may, by notice to the Company, elect not to receive any of the information described in this Section 3.01. In this case, the Company shall provide the IFC Parties with copies of all information publicly disclosed and/or filed, in compliance with the rules and regulations of any securities exchange or automated quotation system on which any of its securities are listed and any Applicable Law.

Section 3.02 IFC Policy Reporting Covenants. (a) The Company shall, and shall ensure that each of its Key Subsidiaries shall, deliver to the IFC Parties:

(i)

a notification promptly upon the filing of an hecho esencial in Chile and/or an SEC form in the United States or otherwise having made any public announcement, internet posting or other publicly available written response in respect of any: (A) litigation or investigations or proceedings which have or may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (B) any criminal investigations or proceedings against the Company or any Related Party, and any such disclosure shall specify the nature of the action or proceeding and any steps that the Company proposes to take in response to the same;

(ii)	within ninety (90) days after the end of each Financial Year, the corresponding S&E Performance Report in the form attached as Schedule 3 (S&E Performance Report) hereto confirming compliance with the SEMS Plan, the social and environmental covenants set forth in this Agreement and Applicable S&E Law, or, as the case may be, identifying any non-compliance or failure, and the actions being taken to remedy it, and including such information as the IFC Parties shall reasonably require in order to measure the ongoing development results of the IFC Parties’ investment in the IFC Shares and/or any other shares of the Company or Share Equivalents owned by the IFC Parties from time to time (which information the IFC Parties may hold and use in accordance with IFC’s Access to Information Policy, dated January 1, 2012, which is available at http://www.ifc.org/wps/wcm/connect/98d8ae004997936f9b7bffb2b4b33c15/IFCPolicyDisclosureInformation.pdf?MOD=AJPERES);

(iii)	a notification promptly upon the filing of an hecho esencial in Chile and/or an SEC form in the United States or otherwise having made any public announcement, internet posting or other publicly available written response in respect of any social, labor, health and safety, security or environmental incident, accident or circumstance with respect to any Client or in relation to any Client Operations having, or which could reasonably be expected to have, any material adverse social and/or environmental impact or any material adverse impact on the implementation or operation of the Client Operations in compliance with the S&E Requirements, specifying in each case the nature of the incident, accident, or circumstance and the impact or effect arising or likely to arise therefrom, and the measures the Company and/or the Client is taking or plans to take to address them and to prevent any future similar event; and keep the IFC Parties informed of the on-going implementation of those measures;

(iv)	within ninety (90) days after the end of each Financial Year, a notification promptly upon the publication to the Company’s webpage as información de interes, of a report by the AML/CFT Officer on the implementation of, and compliance with, the Company’s AML/CFT policies, procedures and controls;

(v)	within ninety (90) days after the expiry of any insurance policy set forth in Annex C, a notification promptly upon the publication to the Company’s webpage as información de interés, of a certificate confirming that such insurance has been maintained or providing an explanation of any material changes to any such insurance policy;

(vi)	a notification promptly upon the publication by the SBIF on its website at http://www.sbif.cl, of a report regarding the Company’s (i) SME portfolio, including a report on the number and health of the loans provided to such SME businesses and (ii) mortgage portfolio, including a report on the number and health of the loans provided to individuals for home ownership.

(b) The IFC Parties may, by notice to the Company, elect not to receive any of the information described in Section 3.02(a). In this case, the Company shall provide the IFC Parties with copies of all information publicly disclosed and/or filed, in compliance with the rules and regulations of any securities exchange or automated quotation system on which any of the Company’s securities are listed and any Applicable Law.

(c) Upon the CAO’s request, and with reasonable prior notice to the Company, the Company shall permit representatives of the CAO, during normal office hours, to: (i) visit any of the sites and premises where the business of the Company or its Subsidiaries is conducted; (ii) inspect any of the offices, branches and other facilities of the Company or its Subsidiaries; (iii) have access to the books of account and all records of the Company and its Subsidiaries; and (iv) have access to those employees and agents of the Company and its Subsidiaries who have or may have knowledge of matters with respect to which the CAO seeks information; provided that: (A) no such reasonable prior notice shall be necessary if special circumstances so require; and (B) such access shall be for the purpose of carrying out the CAO’s Role.

(d) Given the IFC Parties’ activities and undertakings with the Company in the areas of social and environmental matters and corporate governance, upon the IFC Parties’ reasonable request, and with reasonable prior notice to the Company, the Company shall, to the extent permissible under Applicable Law, use its commercially reasonable efforts to provide the necessary information sought by the IFC Parties. In the event of any restrictions under Applicable Law that would prevent the Company from complying with the foregoing, the Company will use its commercially reasonable efforts to otherwise provide the IFC Parties with any reasonably requested information, including the public disclosure of such information, it being understood that the Company shall not be obligated to publicly disclose any such information that, if made publicly available, would be detrimental to the business of the Company or any of its Subsidiaries.

Section 3.03 IFC Policy Covenants.

(a)	Sanctionable Practices.

(i)	Each of the Relevant Parties hereby agrees that it shall not engage in (or authorize or permit any Affiliate of the Company or any of its Key Subsidiaries or any other Person acting on its behalf to engage in) any Sanctionable Practice with respect to the Company or any of its Key Subsidiaries;

(ii)	Each of the Relevant Parties further covenants that should it become aware of any violation of Section 3.03(a)(i), it shall promptly notify the IFC Parties;

(iii)	If the IFC Parties notify the Company and/or any Relevant Party of their concern that there has been a violation of Section 3.03(a)(i), the Company and any other such Relevant Party shall cooperate in good faith with the IFC Parties and their representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from the IFC Parties, and shall furnish documentary support for such response upon the IFC Parties’ reasonable request;

(iv)	The Company hereby agrees that it shall not, and shall ensure that none of its Subsidiaries, (A) enter into a business relationship with any Person which is the target of any economic sanctions administered by OFAC (a “Sanctions Target”) or (B) provide any financing or services to or in connection with any activity in any sector under embargo by the United Nations; and

(v)	The Company shall not, directly or indirectly invest, lend, contribute or otherwise make available any portion of the proceeds of the IFC Subscription to any Person if (A) such Person is a Sanctions Target or (B) to the knowledge of the Company after reasonable inquiry, the purpose or effect of the investment, loan, contribution or availability of such proceeds is (1) to finance or support the activities or business of any other Person who is a Sanctions Target or (2) to benefit any country or government that is a Sanctions Target.

(b) Affirmative Environmental Covenants. The Company shall and shall ensure that each of its Key Subsidiaries shall:

(i)	use all reasonable efforts to ensure the continuing operation of the S&E Management System to identify, assess and manage the social and environmental performance of the Company Operations in compliance with the S&E Requirements;

(ii)	in the event any successor or replacement S&E Officer is appointed, ensure that such S&E Officer shall be reasonably acceptable to the IFC Parties;

(iii)	if the Company intends to provide funding to a proposed Client that conducts or intends to conduct Client Operations classified as a Category A Activity by the Company or, to the Company’s knowledge, by the IFC Parties: (A) promptly notify the IFC Parties in writing, upon becoming aware of such activity or intent; and (B) provide the IFC Parties with information concerning such matter as the IFC Parties may reasonably request;

(iv)	without limiting any other right, remedy or claim of the IFC Parties hereunder, if the Company becomes aware of any change in the scope of the Company Operations, advise and consult with the IFC Parties regarding any material social or environmental risk posed by such development and, if requested by the IFC Parties, amend the S&E Management System to identify, assess and manage such risks;

(v)	if the Company becomes aware that any Client has undertaken Client Operations in a manner that is not in accordance with the S&E Requirements, promptly: (A) require the relevant Client to undertake, as appropriate or necessary in the Company’s reasonable judgment, corrective measures to remedy such inconsistency or breach; and (B) if the relevant Client does not implement corrective measures as provided under clause (A), use reasonable efforts to terminate the Company’s financing to, or investment in, such Client on commercially reasonable terms, taking into account liquidity, market constraints and fiduciary responsibilities;

(vi)	undertake and implement the SEMS Plan in accordance with the requirements and schedule specified therein; and

(vii)	obtain, review and investigate information available in the public domain regarding any incidents, adverse impact on local communities or the environment or adverse environmental or social performance associated with any proposed Client Operations and shall only provide funding to or otherwise invest in proposed Client Operations if: (A) any such incident, adverse impact or adverse performance has been resolved in accordance with the S&E Requirements; or (B) if the relevant Client has a mitigation, remediation or corrective action plan including, as necessary, an implementation schedule and budget, which has been agreed to with the Company and which, upon implementation, will enable the relevant Client to carry out the proposed Client Operations in accordance with the S&E Requirements.

(c) Negative Environmental Covenants. The Company shall not and shall ensure that each of its Key Subsidiaries shall not:

(i)	amend, waive the application of, or otherwise materially restrict the scope or effect of, the S&E Management System (including the SEMS Plan and the S&E Requirements); or

(ii)	provide loans, funding, investments or other support to Clients engaged in any of the activities on the Exclusion List.

(d) UN Security Council Resolutions. The Company shall and shall ensure that each of its Key Subsidiaries shall institute, maintain and comply with internal policies, procedures and controls consistent with its business and customer profile, for the purpose of ensuring that it will not enter into any transaction: (i) with, or for the benefit of, any of the individuals or entities named on lists promulgated by; or (ii) related to any activity (a) prohibited by, the United Nations Security Council or its committees pursuant to any resolution under Chapter VII of the United Nations Charter or (b) with any Person named on the World Bank Listing of Ineligible Firms.

(e) Shell Banks. The Company shall and shall ensure that each of its Key Subsidiaries shall institute, maintain and comply with appropriate internal procedures and controls to ensure that:

(i)	any financial institution with which the Company or its Key Subsidiaries conducts business or enters into any transaction, or through which the Company or its Key Subsidiaries transmits any funds, does not have correspondent banking relationships with any Shell Bank; and

(ii)	the Company shall not and shall ensure that each of its Key Subsidiaries shall not conduct business or enter into any transaction with, or transmit any funds through a Shell Bank.

(f) AML/CFT. The Company shall and shall ensure that each of its Key Subsidiaries shall institute, maintain and comply with internal policies, procedures and controls for AML/CFT consistent with its business and customer profile, in compliance with national laws and regulations, and in furtherance of applicable international AML/CFT best practices.

(g) Insurance. The Company shall and shall ensure that each of its Key Subsidiaries shall, at all times, insure and keep insured, at a minimum level equivalent to the requirements set forth in Annex C, with a financially sound and reputable insurer or insurers, all of its assets and business which can be insured, against insurable losses, and maintain any other insurance required by Applicable Law.

Section 3.04 Other Affirmative Covenants.

The Company shall undertake its business, activities and investments, and cause each of its Subsidiaries to undertake their business, activities and investments, in compliance with Applicable Law.

ARTICLE IV

Transfer of Shares and Pre-Emptive Rights

Section 4.01 Restricted Transfers. (a) Effective beginning as of the Effective Date, as long as any of the IFC Parties is a shareholder in the Company or holds Share Equivalents, the Company shall maintain procedures pursuant to which the Company shall periodically review (a) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; and (b) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr), and promptly notify the IFC Parties upon becoming aware of any Transfer of any shares in the Company or Share Equivalents to any of the individuals or entities named on such lists.

(b) Effective beginning as of the Effective Date, as long as any of the Relevant Parties is a shareholder in the Company or holds Share Equivalents, none of the Relevant Parties shall voluntarily Transfer any shares in any Itaú Holding Company, any Corp Group Party or the Company, as the case may be, or Share Equivalents, to or pledge, hypothecate, create a security interest in or Lien on, place in trust (voting or otherwise), or in any other way subject any such shares or Share Equivalents to any encumbrance in favor of, any of the individuals or entities named on (i) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; or (ii) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr); provided that the Relevant Parties shall not be restricted from Transferring any shares in any Itaú Holding Company, any Corp Group Party or the Company, as the case may be, or Share Equivalents, in each case in Transfers executed as an open market offer over any stock exchange in which the applicable shares or Share Equivalents are then listed.

Section 4.02 Preemptive Rights.

(a) The Parties acknowledge that all shareholders of publicly listed Chilean companies, such as the Company, have preemptive rights in accordance with Chilean law. In the event of any change in Chilean law that would adversely affect the preemptive rights of any of the IFC Parties, the Itaú Parties shall cause (and the Corp Group Parties shall exercise all such voting rights as are available to it in connection with causing) the Company to, and the Company shall, ensure that the IFC Parties shall have the right to purchase its Pro-Rata Share of New Securities (as defined below) in the manner set out below, to the extent not in violation of any Applicable Law.

(b) If the Company proposes to issue New Securities, it shall give all shareholders of the Company, including the IFC Parties, written notice of its intention, describing the New Securities, their price, and their general terms of issuance, and specifying the Pro-Rata Share of each such holder of such issuance (the “Issue Notice”). Each shareholder of the Company, including the IFC Parties, shall have thirty (30) days (or such longer period as provided by Applicable Law) after any such notice is delivered (the “Notification Date”) to give the Company written notice that it agrees to purchase part or all of any such shareholder’s Pro-Rata Share of the New Securities for the price and on the terms specified in the Issue Notice (the “Subscription Notice”). Each shareholder of the Company may also notify the Company in the Subscription Notice that it is willing to buy a specified number of the New Securities in excess of its Pro-Rata Share of such issuance (“Additional Securities”) for the price and on the terms specified in the Issue Notice. For the avoidance of doubt, the Company shall not issue any New Securities until after the Notification Date.

(c) If any shareholder of the Company has indicated that it is willing to buy Additional Securities, the Company shall give such shareholder written notice of the total number of New Securities not taken up by other shareholders of the Company (“Unpurchased Securities”) within five (5) days (or such longer period as provided by Applicable Law) of the expiry of the thirty (30) day period referred to in Section 4.02(b). Such notice shall specify the particulars of the payment process for the New Securities to be purchased by the IFC Parties pursuant to the Subscription Notice.

(d) On the tenth (10th) Business Day after expiry of the thirty (30) day period referred to in Section 4.02(b): (i) the IFC Parties shall subscribe for the number of their Pro-Rata Shares specified in the Subscription Notice; (ii) if the IFC Parties have indicated that they are willing to buy Additional Securities, the IFC Parties shall also subscribe for the lower of the number of Additional Securities and the number of Unpurchased Securities; (iii) the IFC Parties shall pay the relevant consideration to the Company or relevant registrar; (iv) the Company shall register in its share registry and in the name of the IFC Parties the number of New Securities for which the IFC Parties have subscribed; and (v) the Company shall issue new certificates to the IFC Parties representing the number of New Securities for which the IFC Parties have subscribed.

(e) “New Securities” shall mean any shares of the Company or any Share Equivalents; provided, that the term “New Securities” does not include: (i) common shares (or options to purchase common shares) issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to an employee stock plan that has been approved by the Board of Directors; (ii) common shares issuable upon the exercise or conversion of Share Equivalents in existence as of the Effective Date; and (iii) common shares issued or issuable in connection with any stock split or stock dividend of the Company.

Section 4.03 Free Transferability of IFC Shares. The IFC Shares shall be listed on the Santiago Stock Exchange, freely transferable and tradable and not be subject to any transfer restrictions.

Section 4.04 Deposit of Common Shares in ADR Program.

(a) The Company shall at all times maintain in full force and effect the Deposit Agreement and shall not amend or waive any provision thereof in any manner that would adversely affect the rights of the IFC Parties contained in this Agreement.

(b) At any time, any of the IFC Parties may request that all or any portion of the IFC Shares be deposited with the Custodian (as defined in the Deposit Agreement) and that the Custodian issue to the IFC Parties ADRs representing such deposited IFC Shares in accordance with the terms of the Deposit Agreement. The Company shall promptly undertake all actions necessary to provide such ADRs to the relevant IFC Parties within ten (10) days following the request of the relevant IFC Party.

Section 4.05 Legends. At the request of an IFC Party and to the extent the Registrable Securities are subject to a restrictive legend, whether such securities are certificated or held in book-entry form, the Company shall remove from each certificate evidencing Registrable Securities, any legend if the Company is reasonably satisfied (based upon an opinion of counsel or, in the case of an IFC Party that is not an Affiliate of the Company proposing to transfer such securities pursuant to Rule 144(b)(1) of the Securities Act, other evidence) that the securities evidenced thereby may be publicly sold without registration under the Securities Act.

Section 4.06 Rule 144; Other Exemptions. With a view to making available to the IFC Parties the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit an IFC Party to sell Registrable Securities to the public without registration, the Company covenants that it will (i) use its commercially reasonable efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, and (ii) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable the IFC Parties to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time, or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

Section 4.07 Piggyback Registration. (a) Right to Piggyback. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Registrable Securities, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a registration statement (i) on Form F-4, Form F-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan or with respect to an issuance of shares by the Company to the extent required to comply with immediate legal or regulatory requirements or to meet the Optimal Regulatory Capital, then the Company shall give prompt written notice of such filing no later than five business days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (each, a “Piggyback Registration”). Subject to Section 4.07(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within 10 business days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

(b) Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 4.07 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering advise the Company and any other Persons having rights to participate in such registration in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i) first, all securities proposed to be sold by the Company for its own account;

(ii) second, all Shareholders participating in such registration, pro rata among such holders on the basis of the percentage of the securities requested to be included in such Registration Statement by such Shareholders; and

(iii) third, all other securities requested to be included in such Registration Statement;

provided that any IFC Party may, prior to the earlier of the (x) effectiveness of the Registration Statement and (y) time at which the offering price and/or underwriter’s discount are determined with the managing underwriter(s) following prior notice to the IFC Parties and (z) in the case of any underwritten offering in which the Company is offering or selling securities, the filing of any preliminary prospectus, following prior notice to the IFC Parties, that includes a price range with respect to such underwritten offering, withdraw their request for such Registrable Securities to be included in such registration pursuant to this Section 4.07.

Section 4.08 Shelf Registration.

(a) Shelf Registration Statement. The Company represents that it filed on January 13, 2015 a shelf registration statement on Form F-3 (a “Shelf Registration Statement”) (which is an Automatic Shelf Registration Statement), registering the resale by the holders of Registrable Securities (the “Securityholders”), including the IFC Parties, of all issued and outstanding Registrable Securities, including in the form of ADRs, with the SEC, in accordance with and pursuant to Rule 415 promulgated under the Securities Act. The Company acknowledges that prior to the Effective Date, each Securityholder has furnished to the Company in writing such information with respect to such Securityholder as has been reasonably requested by the Company for the purpose of including such Securityholder’s Registrable Securities in the Prospectus that forms part of the Shelf Registration Statement (the “Selling Holder Information”). The Company represents that it has included in the Prospectus that forms part of the Shelf Registration Statement the Selling Holder Information received, to the extent necessary and in a manner so that, upon filing of a Prospectus Supplement as provided below, or promptly thereafter, each such Securityholder shall be named, to the extent required by the rules promulgated under the Securities Act by the SEC, as a selling Securityholder and be permitted to deliver (or be deemed to deliver) a Prospectus to purchasers of the Registrable Securities in accordance with Applicable Law. If any Registrable Securities remain issued and outstanding after three years following the initial effective date of a Shelf Registration Statement (the “Initial Shelf Effective Date”), the Company shall file prior to the expiration of such three year period a new Shelf Registration Statement covering all Registrable Securities that remain issued and outstanding, including in the form of ADRs, and, unless such new Shelf Registration Statement is an Automatic Shelf Registration Statement, shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practicable such new Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause each Shelf Registration Statement to remain effective until the earlier of (i) the date that a subsequent Shelf Registration Statement becomes effective, and (ii) the date that no Registrable Securities are issued and outstanding.

(b) Automatic Shelf Registration Statement. If, on any date after the filing of an Automatic Shelf Registration Statement by the Company, the Automatic Shelf Registration Statement becomes unusable by the Securityholders to sell their Registrable Securities because the Company is no longer a Well Known Seasoned Issuer (a “Determination Date”), the Company shall, within 10 Business Days after such Determination Date, (i) give written notice thereof to each of the Securityholders, (ii) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to a Registration Statement on an appropriate form) registering the resale of all of the Registrable Securities then issued and outstanding, including in the form of ADRs (which shall be deemed to be a Shelf Registration Statement for purposes of this Agreement), (iii) use its commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Securityholders to sell their Registrable Securities, and (iv) give written notice to the Securityholders of the effectiveness of such Registration Statement as promptly as practicable following the declaration by the SEC that such Registration Statement is effective. If, following a Determination Date, the Company has been required hereunder to file an additional Registration Statement or amendment thereto, and the Company has resumed its status as a Well Known Seasoned Issuer eligible to file an Automatic Shelf Registration Statement, the Company shall use its commercially reasonable efforts to file an Automatic Shelf Registration Statement (which shall be deemed to be a Shelf Registration Statement for purposes of this Agreement) registering the resale of all Registrable Securities then issued and outstanding, including in the form of ADRs, in accordance with the terms of this Agreement as promptly as practicable.

(c) Requests for Shelf Takedowns. If one or more of the Securityholders desires to initiate an offering or sale of all or part of such IFC Parties’ Registrable Securities, including in the form of ADRs, in an offering that is not underwritten (a “Shelf Takedown”), such Securityholder or Securityholders shall so indicate in a written request delivered to the Company no later than five (5) Business Days (or in the event any amendment or supplement to the Shelf Registration Statement and/or any related Prospectus is necessary, no later than ten (10) Business Days) prior to the expected date of such Shelf Takedown, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Shelf Takedown, (ii) the expected plan of distribution of such Shelf Takedown, and (iii) the action or actions required (including the timing thereof) in connection with such Shelf Takedown (including the delivery of one or more stock certificates representing Registrable Securities, including in the form of ADRs, to be sold in such Shelf Takedown), and, to the extent necessary, the Company shall file and effect an amendment or supplement to its then-effective Shelf Registration Statement and/or any related Prospectus for such purpose as soon as practicable; provided, however, that the Company shall not be required to file an amendment or supplement to its then-effective Shelf Registration Statement (i) within thirty (30) days of a previous amendment or supplement with respect to a Shelf Takedown, or (ii) if the net proceeds (after deducting broker’s commissions) from the sale of Registrable Securities in the offering is not reasonably expected to exceed, in the aggregate, twenty million Dollars (US$20,000,000).

(d) Restrictions on Use of Registration Statement. Upon written notice to each of the Securityholders, the Company shall be entitled to suspend, for a period of time (each, a “Suspension Period”), the use of any Shelf Registration Statement or Prospectus and shall not be required to amend or supplement the Shelf Registration Statement, any related Prospectus or any document incorporated therein by reference if the board of directors, chief executive officer or chief financial officer of the Company determines in its reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that (A) there is no more than one (1) Suspension Period in any twelve (12) month period, (B) the total duration of all Suspension Periods in any twelve (12) month period may not exceed ninety (90) days and (C) the Company shall use its good faith efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable unless, the Company determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company with respect to any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction or any negotiations, discussions or pending proposals with respect thereto.

Section 4.09 Other Registration Rights. The Company shall not grant to any Person the right (other than as set forth herein and except with respect to registrations on Form S-8 and with respect to registrations on Form F-4 (or any successor forms thereto)), to request the Company to register any securities of the Company, except such rights as do not adversely affect the rights of IFC Parties set forth herein.

Section 4.10 Company Undertakings. For so long as any Registrable Securities are issued and outstanding, the Company shall:

(i) use its commercially reasonable efforts to continue to meet the Registrant Requirements set forth in General Instruction I.A. of Form F-3 (including as these requirements may be modified from time to time);

(ii) use its commercially reasonable efforts to remain a Well Known Seasoned Issuer (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act));

(iii) use its commercially reasonable efforts to cause its common stock (including the Registrable Securities) to continue to be listed on the Santiago Stock Exchange and its ADRs (including ADRs representing the Registrable Securities) to continue to be listed on the New York Stock Exchange;

(iv) cause to be maintained a transfer agent and registrar for all such Registrable Securities;

(v) (A) prepare and file with the SEC such amendments and supplements to each Shelf Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the applicable time period required hereunder; and (B) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;

(vi) before filing a Registration Statement, any amendment or supplement to a Registration Statement or any related Prospectus, at the Company’s expense, furnish to counsel to the IFC Parties copies of all such documents proposed to be filed, other than documents that are incorporated by reference, and such other documents reasonably requested by the IFC Parties, and provide a reasonable opportunity for review and comment on such documents by counsel to the IFC Parties;

(vii) upon reasonable notice and during normal business hours, make available for inspection and copying by any IFC Party and counsel to the IFC Parties all financial and other records and pertinent corporate documents of the Company that are reasonably requested, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such IFC Party or counsel to the IFC Parties in connection with a Registration Statement or Shelf Takedown, as applicable;

(viii) permit any IFC Party, counsel to the IFC Parties and any accountant or other agent retained by any IFC Party to reasonably consult with the Company (including reviewing, commenting on and attending all meetings), at the sole expense of such IFC Party, in the preparation of any Registration Statement and any Prospectus supplements relating to a Shelf Takedown;

(ix) promptly include in a Prospectus supplement or amendment such information as the IFC Parties may reasonably request relating to the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(x) refrain from naming any IFC Party an underwriter in a registration statement, without first obtaining such IFC Party’s written consent;

(xi) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xii) pay all Registration Expenses;

(xiii) in the case of certificated Registrable Securities, if any, reasonably cooperate with the IFC Parties to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations satisfactory to the Company from each IFC Party that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as IFC Parties may reasonably request at least five (5) Business Days prior to any sale of Registrable Securities; and use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby;

(xiv) (A) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any IFC Party reasonably requests, (B) keep such registration or qualification in effect for so long as the applicable Registration Statement remains in effect, and (C) use its commercially reasonable efforts to do any and all other acts and things which may be reasonably necessary or advisable to enable such IFC Party to consummate the disposition in such jurisdictions of the Registrable Securities owned by such IFC Party (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(xv) promptly notify in writing each IFC Party: (A) when a Registration Statement or related Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, and (B) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xvi) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the IFC Parties thereof set forth in such Registration Statement and the related Prospectus;

(xvii) furnish to each IFC Party, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such IFC Party may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such IFC Party, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such offer;

(xviii) notify each IFC Party and counsel to the IFC Parties at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) promptly upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus or document, and, at the request of any IFC Party and subject to Section 4.08(d) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus, furnish a reasonable number of copies of such supplement or amendment to each IFC Party and counsel to the IFC Parties and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such

Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) promptly if the Company becomes aware of any request by the SEC or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (C) promptly if the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities (and use its commercially reasonable efforts to obtain the lifting of any such stop order as soon as reasonably practicable) or (D) promptly upon the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(xix) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date.

Section 4.11 Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless each Securityholder, its Affiliates, directors, officers, employees, members, managers and agents and each Person who controls any Securityholder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by Applicable Law, from and against any and all losses, claims, damages, liabilities, expenses and actions (“Losses”) to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement (in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses or action (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Losses arise (i) out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Selling Holder Information or other written information furnished to the Company by or on behalf of any Securityholder specifically for inclusion therein, or (ii) out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 4.08(d) hereof. This indemnity clause will be in addition to any liability which the Company may otherwise have.

(b) Each IFC Party severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by Applicable Law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such IFC Party furnished to the Company by or on behalf of such IFC Party specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that the total amount to be indemnified by such IFC Party pursuant to this Section 4.11(b) shall be limited to the net proceeds (after deducting broker’s commissions) received by such IFC Party in the offering to which such Registration Statement, Disclosure Package, Prospectus or Free Writing Prospectus relates. This indemnity clause will be in addition to any liability which any such IFC Party may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 4.11 of notice of the commencement of any action in respect of a Loss, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (A) will not relieve it from liability under subparagraph (i) or (ii) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (B) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subparagraph (i) or (ii) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), but the indemnified party shall bear the reasonable fees, costs and expenses of such separate counsel unless (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would be inappropriate due to a conflict of interest in the reasonable judgment of the indemnified party; (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (D) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties unless the use of only one firm of attorneys would be inappropriate due to a conflict of interest in the reasonable judgment of the indemnified party. An indemnifying party shall not be liable under this Section 4.11 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to in writing by such indemnifying party, which consent shall not be unreasonably withheld or delayed. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise if any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, (B) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party, and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder and (C) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in Section 4.11(a), Section 4.11(b) and Section 4.11(c) above is unavailable to or insufficient to hold harmless an indemnified party with respect to any Loss referred to herein, then each applicable indemnifying party agrees to contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.11(d) were determined by pro rata allocation (even if the IFC Parties or any agents or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.11(d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this Section 4.11(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.11(d), no Person guilty of fraud or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraud or fraudulent misrepresentation. For purposes of this Section 4.11(d), each Person who controls any IFC Party or agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any IFC Party or agent shall have the same rights to contribution as such IFC Party or agent, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 4.11(d).

(e) The provisions of this Section 4.11 will remain in full force and effect, regardless of any investigation made by or on behalf of any IFC Party or the Company or any of the officers, directors or controlling Persons referred to in this Section 4.11, and will survive the transfer of Registrable Securities.

ARTICLE V

Term of Agreement; Release and Waiver; Voting Agreement

Section 5.01 Effective Date; Term of Agreement. This Agreement shall automatically become effective, without any further action of any of the parties hereto, at the Chilean Effective Time (the date on which this Agreement becomes effective, the “Effective Date”). Except as otherwise expressly set forth herein (including Section 5.03 and Section 5.04), once effective this Agreement shall continue in force until such time as the IFC Parties no longer hold any shares of the Company or Share Equivalents. If the Itaú/CorpBanca Transaction Agreement is terminated prior to the Chilean Effective Time, this Agreement shall thereupon automatically terminate and be void and have no force or effect on any of the parties hereto. For the avoidance of doubt and notwithstanding any other provision of this Agreement, prior to the Effective Date, no provisions of this Agreement, other than this Section 5.01 and Section 5.07, shall have any force or effect on any of the parties hereto.

Section 5.02 Joinder. If, from time to time, Itaú Parent does not directly hold all of the shares of the Company, Itaú Parent shall cause any Controlled Affiliate that directly holds shares of the Company (an “Itaú Holding Company”) to execute and deliver to each of the parties hereto an Itaú Holding Company Joinder Agreement, upon the occurrence of which such Controlled Affiliate of Itaú Parent shall immediately become a party to and be bound by the terms, conditions and provisions of this Agreement in the same manner as if it were an original party hereto, in the capacity of an “Itaú Party”.

Section 5.03 Termination with respect to Corp Group Parties. Following a Corp Group Party Change of Control, the IFC Parties may, at their election, terminate this Agreement with respect solely to all of the Corp Group Parties by written notice thereof to each of the parties hereto; provided that upon any such termination, this Agreement shall continue in full force and effect among each of the remaining parties hereto and all provisions of this Agreement referencing the Corp Group Parties shall be construed as though no references to the Corp Group Parties were included therein; provided, further, that no such termination shall relieve any party from any liability in respect of any breach of this Agreement occurring prior to such termination.

Section 5.04 Termination Upon a Change of Control. This Agreement shall automatically terminate solely with respect to the Itaú Parties and the Corp Group Parties following the completion of a Change of Control in respect of which the IFC Parties may exercise either the Tag-Along Right (as defined in the Shareholders Agreement) or the Put Option (as defined in the Shareholders Agreement) to sell all of their IFC Shares so long as written notice was duly delivered pursuant to the applicable section of the Shareholders Agreement and neither the Itaú Parties nor the Corp Group Parties shall have any further obligations under this Agreement following such termination; provided that upon any such termination, this Agreement shall continue in full force and effect among the IFC Parties and the Company and all provisions of this Agreement referencing the Itaú Parties or the Corp Group Parties shall be construed as though no references to the Itaú Parties or Corp Group Parties were included therein or shall be deemed null and void as the context may require; provided, further, that such termination shall not relieve any party from any liability in respect of any breach of this Agreement occurring prior to such termination.

Section 5.05 Termination of Existing Agreements. On or after the Effective Date, at such time that the merger of Itaú Chile with and into the Company has been fully consummated, including the conversion of all Itaú Chile shares into common shares of the Company such that Itaú Chile shares cease to exist, in accordance with the provisions of the Chilean Companies Law (Ley sobre Sociedades Anónimas) and Banking Law (Ley General de Bancos) and pursuant to all regulatory approvals and consents required for the merger to become effective (the “Merger Time”), each of the

Existing IFC Policy Agreement and the Existing IFC Shareholders Agreement shall automatically terminate and be of no further force or effect; provided that such termination shall not relieve any party from any liability in respect of any breach occurring prior to such termination.

Section 5.06 Release and Waiver. At the Merger Time: (i) each of the IFC Parties shall irrevocably and unconditionally release (A) the Company from any and all rights, claims, counterclaims, demands, actions, causes of action, suits, debts, obligations or liabilities, whether in law or in equity, that such IFC Party may have against the Company as at the Merger Time (1) arising out of any past breach of Article II (Corporate Governance), Section 3.01 (General Reporting Covenants) or Section 4.07 (Shelf Registration) of the Existing IFC Policy Agreement, whether or not known to the IFC Parties, or (2) arising out of the actions taken by the Company, whether or not known to the IFC Parties, to the extent taken to consummate the CB Transactions; (B) each of the Itaú Parties and their respective officers, directors and shareholders from any and all rights, claims, counterclaims, demands, actions, causes of action, suits, debts, obligations or liabilities, whether in law or in equity, that such IFC Party may have against any of such Persons as at the Merger Time arising out of the actions taken by the Itaú Parties, whether or not known to the IFC Parties, to the extent taken to consummate the CB Transactions; and (C) the Corp Group Parties from any and all rights, claims, counterclaims, demands, actions, causes of action, suits, debts, obligations or liabilities, whether in law or in equity, that such IFC Party may have against the Corp Group Parties as at the Merger Time (1) arising out of any past breach of Article II (Share Retention), Section 3.01 (Tag-Along Rights) or Section 3.02 (Ownership and Share Retention) of the Existing IFC Shareholders Agreement or Article II (Corporate Governance) or Section 4.07 (Shelf Registration) of the Existing IFC Policy Agreement, whether or not known to the IFC Parties, or (2) arising out of the actions taken by the Corp Group Parties, whether or not known to the IFC Parties, to the extent taken to consummate the CB Transactions (collectively, the “Released Claims”); provided that, with respect to the Corp Group Parties, in no event shall the Released Claims include any matter arising out of the fraud or willful misconduct of any such party or their respective officers, directors and shareholders; and (ii) the IFC Parties shall agree not to commence, maintain or join in any action or proceeding relating to such Released Claims. Notwithstanding anything to the contrary, the foregoing release does not comprise a waiver or release by the IFC Parties of any of the existing payment obligations for fees, expenses or other amounts due pursuant to the terms of the Existing IFC Agreements.

Section 5.07 Voting Agreement.

(a) The IFC Parties agree that from and after the date hereof until the earlier of (1) the Merger Time, (2) termination of the Itaú/CorpBanca Transaction Agreement or (3) January 29, 2016, at one or more properly constituted extraordinary meetings of the Company shareholders, for which the IFC Parties have received notice and the agenda in the manner and time periods set forth in the Existing IFC Agreements (or in connection with a written consent of the holders of Company common stock in lieu thereof), the IFC Parties will attend the meeting (or cause duly empowered representatives to attend the meeting) in person or by proxy and vote (or cause duly empowered representatives to vote) in person or by proxy their shares of Company common stock in favor of the CB Transactions; provided that, if both (i) an alternative proposal for a merger, stock purchase, reorganization or other similar extraordinary transaction to the CB Transactions is presented to CorpBanca shareholders at such extraordinary shareholder meeting that the IFC Parties determine is more favorable and (ii) the IFC Parties determine, after consultation with their legal advisors, that the failure to vote in favor of such alternative proposal would not be in compliance with the IFC Parties’ policies, legal obligations, fiduciary duties or other similar requirements, then the IFC Parties will attend the meeting (or cause duly empowered representatives to attend the meeting) in person or by proxy, but may vote (or cause duly empowered representatives to vote) in person or by proxy their shares of Company common stock in favor of such alternative proposal.

(b) If the Chilean Merger has not occurred by January 29, 2016, the IFC Parties may terminate the voting agreement provided in this Section 5.07 by written notice to the Itaú Parties and Corp Group Parties to that effect. If the Chilean Merger has not occurred by January 29, 2016 and the parties to the Itaú/CorpBanca Transaction Agreement agree to extend the “Termination Date” as defined thereunder, the IFC Parties will act reasonably and consider providing an extension of the voting agreement provided in this Section 5.07 for a reasonable additional period of time. Except as expressly set forth herein, the voting agreement provided for in this Section 5.07 is irrevocable and may not be terminated.

(c) The IFC Parties may also terminate the voting agreement provided in this Section 5.07 if the Itaú/CorpBanca Transaction Agreement or the Itaú Corp Group Shareholders Agreement shall have been amended prior to the Merger Time without the written consent of the IFC Parties (with the IFC Parties agreeing to act reasonably in determining whether or not to grant such consent).

ARTICLE VI

Representations and Warranties

Section 6.01 Company Representations and Warranties. The Company hereby represents and warrants to the IFC Parties that each of the statements contained in this Section 6.01 are true, accurate and not misleading with respect to the Company and/or each of the Key Subsidiaries, as the case may be, as of the date of this Agreement and as of the Effective Date.

(a) Organization and Authority. Each of the Company and the Key Subsidiaries is a legal entity duly organized and validly existing under the laws of its place of organization and the Company has the requisite power and authority to enter into, deliver and perform its obligations under this Agreement;

(b) Validity. This Agreement has been duly authorized and executed by it and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights;

(c) No Conflict. The execution, delivery and performance by the Company of any of its obligations under the Transaction Documents to which it is a party, do not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (without the giving of notice or the passage of time or both) a default, or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which they are parties or by which they are bound; (ii) violate any of the terms or provisions of its respective constitutional documents, as applicable; or (iii) violate any Authorization, judgment, decree or order or any statute, law, rule, regulation or requirement applicable to it;

(d) Status of Authorizations. All Authorizations required by the Company and the Key Subsidiaries to execute, deliver, perform and comply with their obligations under this Agreement have been obtained and are in full force and effect; and

(e) Sanctionable Practices. None of the Company or any of the Key Subsidiaries, nor any Person acting on its behalf, has made, with respect to any transaction contemplated by the Transaction Documents, any Sanctionable Practice.

Section 6.02 Itaú Parties and Corp Group Parties Representations and Warranties. Each Itaú Party (with respect to each of the Itaú Parties only) and each Corp Group Party (with respect to each of the Corp Group Parties only) hereby represents and warrants to the IFC Parties that each of the statements contained in this Section 6.02 are true, accurate and not misleading as of the date of this Agreement and as of the Effective Date (or, in the case of an Itaú Holding Company, as of the date it executes an Itaú Holding Company Joinder Agreement).

(a) Organization and Authority. It is a legal entity duly organized and validly existing under the laws of its place of organization and it has the requisite power and authority to enter into, deliver and perform its obligations under this Agreement (and, if applicable, the Itaú Holding Company Joinder Agreement);

(b) Validity. This Agreement (and, if applicable, the Itaú Holding Company Joinder Agreement) has been duly authorized and executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights;

(c) No Conflict. The execution, delivery and performance of this Agreement (and, if applicable, the Itaú Holding Company Joinder Agreement) do not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (without the giving of notice or the passage of time or both) a default, or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound; (ii) violate any of the terms or provisions of its respective constitutional documents, as applicable; or (iii) violate any Authorization, judgment, decree or order or any statute, law, rule, regulation or requirement applicable to it;

(d) Status of Authorizations. All Authorizations required for the execution and delivery of this Agreement (and, if applicable, the Itaú Holding Company Joinder Agreement) and the performance of its obligations hereunder (or thereunder) have been obtained and are in full force and effect;

(e) Sanctionable Practices. Neither it nor any of its Affiliates, nor any Person acting on its behalf, has made, with respect to any transaction contemplated by the Transaction Documents, any Sanctionable Practice; and

(f) Share Ownership. As of the Effective Date, and immediately following the Chilean Effective Time, the Corp Group Parties and the Itaú Parties collectively own common shares representing 32.92% and 33.58%, respectively, of the outstanding share capital of the Company.

Section 6.03 IFC Parties Reliance. (a) Each of the Itaú Parties, the Corp Group Parties and the Company acknowledges that it has made the representations and warranties in Section 6.01 and Section 6.02, as applicable, with the intention of inducing the IFC Parties to enter into this Agreement and the other Transaction Documents and that the IFC Parties have entered into this Agreement and the other Transaction Documents on the basis of and in full reliance on such representations and warranties and the representations and warranties to be made by any Itaú Holding Company upon their execution of their respective Itaú Holding Company Joinder Agreement. The IFC Parties acknowledge that except for the representations and warranties set forth in this Agreement, the Itaú Parties, the Corp Group Parties and the Company have not made any representation or warranty, express or implied, with respect to themselves or any of their respective Subsidiaries or the transactions contemplated by this Agreement.

(b) Each of the representations and warranties in the Transaction Documents is to be construed independently and (except where any such Transaction Document provides otherwise) is not limited by any provision of this Agreement, the Shareholders Agreement or another representation and/or warranty.

ARTICLE VII

Miscellaneous

Section 7.01 Notices. (a) Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 7.05 (Applicable Law and Jurisdiction), any such communication shall be delivered by hand, established courier service or facsimile (or, in the case of the Itaú Parties only, by email, in which case, with contemporaneous delivery of the same by hand, established courier service or facsimile) to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party has from time to time designated by written notice to the other party hereto, and shall be effective upon the earlier of (a) actual receipt and (b) deemed receipt under Section 7.01(b) below.

For the Company:

Rosario Norte 660, 22nd floor, Las Condes, Santiago, Chile

Facsimile: +562 660 6109

Attention: Fernando Massú Tare

For the Itaú Parties:

Praça Alfredo Egydio de Souza Aranha, 100

Torre Olavo Setubal, PI

04344-902 – São Paulo – SP – Brasil

Facsimile: +55 11 5019-2302

Attention: Ricardo Villela Marino

Email: Ricardo.marino@itau-unibanco.com.br

With a copy to (which shall not constitute notice):

Praça Alfredo Egydio de Souza Aranha, 100

Torre Conceição, 1º andar

04344-902 – São Paulo – SP – Brasil

Facsimile: +55 11 5019 1624

Attention: Álvaro F. Rizzi Rodrigues

Email: alvaro.rodrigues@itau-unibanco.com.br

For the Corp Group Parties:

Rosario Norte 660, 22nd floor, Las Condes, Santiago, Chile

Facsimile: +562 660 6109

Attention: María Pilar Dañobeitía Estades

For ALAC:

IFC Asset Management Company, LLC

c/o International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Facsimile: +1 (202) 458 2239

Attention: Co-Heads, IFC African, Latin American and Caribbean Fund, LP

For CapFund:

IFC Asset Management Company, LLC

c/o International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Facsimile: +1 (202) 458 2239

Attention: Co-Heads, IFC Capitalization (Equity) Fund, L.P.

For IFC:

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Facsimile: +1 (202) 522-0426

Attention: Regional Industry Head, Financial Institutions Group

With a copy (in the case of communications relating to payments) sent to the attention of the Director, Department of Financial Operations at:

Facsimile: +1 (202) 522-7419

(b) Unless there is reasonable evidence that it was received at a different time, notice pursuant to this Section 7.01 is deemed given if: (i) delivered by hand, when left at the address referred to in Section 7.01(a); (ii) sent by established courier services within a country, three (3) Business Days after posting it; (iii) sent by established courier service between two countries, six (6) Business Days after posting it; (iv) sent by facsimile, when confirmation of its transmission has been recorded by the sender’s facsimile machine; and (v) in the case of delivery to the Itaú Parties only, sent by email, the date the email was sent so long as the contemporaneous hand, courier or facsimile version is actually received (or deemed received pursuant to this Section 7.01(b)) within the number of Business Days (if any) specified for the corresponding method of contemporaneous delivery in the applicable clause (i), (ii) or (iii) of this Section 7.01(b) of the date the email was sent.

Section 7.02 Role of IFC. Any information furnished by or on behalf of the Company or its Subsidiaries to, or otherwise obtained by, any of the IFC Parties whether pursuant to the Transaction Documents or otherwise, may be used by any IFC Party for purposes of or in connection with the monitoring and administration of (including any IFC Party’s evaluation of any possible transfer or disposal of any portion of) the IFC Shares and/or any other shares of the Company or Share Equivalents owned by the IFC Parties from time to time.

Section 7.03 Saving of Rights. (a) The rights and remedies of the IFC Parties in relation to any misrepresentation or breach of warranty on the part of any of the Relevant Parties shall not be prejudiced by any investigation by or on behalf of the IFC Parties into the affairs of any of the Relevant Parties, by the execution or the performance of this Agreement or by any other act or thing by or on behalf of the IFC Parties which might prejudice such rights or remedies.

(b) No course of dealing and no failure or delay by the IFC Parties in exercising any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall impair, or be construed to be a waiver of or an acquiescence in, that or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise.

Section 7.04 English Language. All documents to be provided or communications to be given or made under this Agreement, other than any documents or communications to be provided in accordance with Section 3.02(a) of this Agreement, shall be in English and, where the original version of any such document or communication is not in English, shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original. The IFC Parties may, if they so require, obtain an English translation of any document or communication received in any other language at the cost and expense of the Company. In either case, the IFC Parties may deem any such translation to be the governing version.

Section 7.05 Applicable Law and Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction; provided that the validity of the transfers of shares, collateral over the shares, and the exercise of voting and economic rights related to such shares shall be governed by Chilean law to the extent so required.

(b) Each of the Relevant Parties, ALAC and CapFund irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. By the execution of this Agreement, each of the Relevant Parties, ALAC and CapFund irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against any of the Relevant Parties, ALAC or CapFund in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Country, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c) Each of the Relevant Parties hereby irrevocably designates, appoints and empowers CorpBanca New York Branch with offices currently located at 845 Third Avenue, 5th Floor, New York, New York, 10022, USA, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding the IFC Parties may bring in the State of New York in respect of this Agreement.

(d) As long as this Agreement remains in force, each of the Relevant Parties shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding the IFC Parties may bring in New York, New York, United States of America, with respect to this Agreement. Each of the Relevant Parties shall keep the IFC Parties advised of the identity and location of such agent.

(e) Each of the Relevant Parties also irrevocably consents to the service of such papers being made by mailing copies of the papers by registered United States air mail, postage prepaid, to the Relevant Parties at their respective addresses specified pursuant to Section 7.01 (Notices). In such a case, the IFC Parties shall also send by facsimile, or have sent by facsimile, a copy of the papers to the Relevant Parties.

(f) Service in the manner provided in Sections 7.05(c), (d) and (e) in any action, suit or proceeding will be deemed personal service, will be accepted by the Relevant Parties as such and will be valid and binding upon the applicable Relevant Parties for all purposes of any such action, suit or proceeding.

(g) Each of the Relevant Parties, ALAC and CapFund irrevocably waives to the fullest extent permitted by Applicable Law:

(i)	any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

(ii)	any claim that any such action, suit or proceeding has been brought in an inconvenient forum; and

(iii)	any and all rights to demand a trial by jury in any such action, suit or proceeding brought against such party by the Relevant Parties, ALAC or CapFund, as applicable.

(h) Each of the Relevant Parties hereby acknowledges that IFC shall be entitled under Applicable Law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. Each of the Relevant Parties hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against any other party hereto in any forum in such party is not entitled to immunity from a trial by jury. For the avoidance of doubt, any Relevant Party may enforce its rights under, or seek remedies for breach by IFC, pursuant to this Agreement or any other Transaction Document in the United States in accordance with the International Finance Corporation Act, 22 U.S.C. § 282 et. seq.

(i) To the extent that any of the Relevant Parties may, in any action, suit or proceeding brought in any of the courts referred to in Section 7.05(b) or a court of the Country or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring the IFC Parties in such action, suit or proceeding to post security for the costs of any of the Relevant Parties, or to post a bond or to take similar action, each of the Relevant Parties hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the Country or, as the case may be, the jurisdiction in which such court is located.

Section 7.06 Immunity. To the extent any Relevant Party, ALAC or CapFund may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, such Relevant Party, ALAC or CapFund, as applicable, irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

Section 7.07 Announcements.

(a) None of the parties to this Agreement may represent the views of any other party on any matter, or use any other party’s name in any written material provided to third parties, without such other party’s prior written consent.

(b) No party to this Agreement shall:

(i)	disclose any information either in writing or orally to any Person which is not a party to this Agreement; or

(ii)	make or issue a public announcement, communication or circular,

about the IFC shareholding or the subject matter of, or the transactions referred to in, this Agreement or any other Transaction Document, including by way of press release, promotional and publicity materials, posting of information on websites, granting of interviews or other communications with the press, or otherwise, other than: (A) to such of its, officers, directors, shareholders, members, limited partners, employees and advisers as reasonably require such information to comply with the terms of this Agreement or any other Transaction Document; (B) to the extent required by law or regulation (including the rules of any stock exchange on which such party’s or the Company’s shares are listed); (C) to the extent required for it to enforce its rights under this Agreement; and (D) with the prior written consent of the other parties. Before any information is disclosed or any public announcement, communication or circulation made or issued pursuant to this Section 7.07(b), such party must consult with the other parties in advance about the timing, manner and content of the disclosure, announcement, communication or circulation (as the case may be).

(c) Each party shall expressly inform any Person to whom it discloses any information under Section 7.07(b) of the restrictions set out in Section 7.07(b) with regards disclosure of such information and shall procure their compliance with the terms of this Section 7.07 as if they each were party to this Agreement and such party shall be responsible for any breach by any such Person of the provisions of this Section 7.07.

Section 7.08 Successors and Assigns. This Agreement binds and benefits the respective successors and assignees of the parties. However, (1) none of the Itaú Parties, the Corp Group Parties or the Company may assign, transfer or delegate any of its rights or obligations under this Agreement unless the IFC Parties give their prior written consent; and (2) none of the IFC Parties may assign, transfer or delegate any of its rights or obligations under this Agreement unless the Itaú Parties, the Corp Group Parties and the Company all give their prior written consent.

Section 7.09 Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by each of the IFC Parties as well as each Relevant Party affected by or having obligations with respect to the amended provision.

Section 7.10 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which constitute one and the same agreement.

Section 7.11 Entire Agreement. This Agreement, together with the Shareholders Agreement and the IFC Consent Letter, supersedes all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence), if any, between the parties with respect to the subject matter of this Agreement, and this Agreement (together with the IFC Consent Letter and any amendments or modifications and the other Transaction Documents) contains the sole and entire agreement between the parties with respect to the subject matter of this Agreement.

Section 7.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any law from time to time: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 7.13 Limitation of Liability. None of the Relevant Parties or the IFC Parties shall have any liability under any provision of this Agreement for punitive, consequential, exemplary or special damages or for lost profits. Notwithstanding the foregoing, nothing herein shall in any way limit the remedies of the Relevant Parties or the IFC Parties in respect of fraud or willful misconduct by the Relevant Parties in respect of the transactions contemplated by this Agreement.

Section 7.14 Specific Performance. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement or any other Transactional Document of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names, as of the date first written above.

CORPBANCA

By:	/s/ Fernando Massú
Name:	Fernando Massú
Title:	Chief Executive Officer

-Signature Page-

IFC/CorpBanca

Policy Agreement

ITAÚ UNIBANCO HOLDING, S.A.

By:	/s/ Fernando Della Torre Chagas
Name: Fernando Della Torre Chagas
Title: Director

By:	/s/ Álvaro Felipe R. Rodrígues
Name: Álvaro Felipe R. Rodrígues
Title: Director

-Signature Page-

IFC/CorpBanca

Policy Agreement

CORP GROUP BANKING S.A.

By:	/s/ María Pilar Dañobeitía Estades
Name: María Pilar Dañobeitía Estades
Title: Chief Executive Officer

COMPAÑIA INMOBILIARIA Y DE INVERSIONES SAGA LIMITADA

By:	/s/ María Pilar Dañobeitía Estades
Name: María Pilar Dañobeitía Estades
Title: Chief Executive Officer

CORP GROUP HOLDING INVERSIONES LIMITADA

By:	/s/ María Pilar Dañobeitía Estades
Name: María Pilar Dañobeitía Estades
Title: Chief Executive Officer

INVERSIONES CORP GROUP INTERHOLD LTDA.

By:	/s/ Jorge Saieh
Name: Jorge Saieh
Title: Manager

INVERSIONES GASA LIMITADA

By:	/s/ Jorge Saieh
Name: Jorge Saieh
Title: Manager

-Signature Page-

IFC/CorpBanca

Policy Agreement

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Paolo Massimo Martelli
Name: Paolo Massimo Martelli
Title: Director Global Corporate Coverage

IFC AFRICAN, LATIN AMERICAN AND CARIBBEAN FUND, LP

By:	IFC Asset Management Company, LLC, its manager

By:	/s/ Gavin Wilson
Name: Gavin Wilson
Title: Chief Executive Officer

IFC CAPITALIZATION (EQUITY) FUND, L.P.

By:	IFC Capitalization (Equity) Fund (GP), LLC, its general partner

By:	/s/ Timothy M. Krause
Name: Timothy M. Krause
Title: Authorized Signatory

-Signature Page-

IFC/CorpBanca

Policy Agreement

ANNEX A

ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practice”, “Fraudulent Practice”, “Coercive Practice”, “Collusive Practice” and “Obstructive Practice” in the context of IFC operations.

1.	CORRUPT PRACTICES

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

INTERPRETATION

A.	Corrupt practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

B.	It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.	In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates Applicable Law.

D.	Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.	The World Bank Group[1] does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

[1]	The “World Bank” is the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries and the “World Bank Group” refers to the International Bank for Reconstruction and Development, the International Development Association, the International Finance Corporation, the Multilateral Investment Guarantee Agency, and the International Centre for Settlement of Investment Disputes.

2.	FRAUDULENT PRACTICES

A “Fraudulent Practice” is any action or omission, including a misrepresentation that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation.

INTERPRETATION

A.	An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B.	Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations. Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.	COERCIVE PRACTICES

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

INTERPRETATION

A.	Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.	Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.	COLLUSIVE PRACTICES

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

INTERPRETATION

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.	OBSTRUCTIVE PRACTICES

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) an act intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice.

INTERPRETATION

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

GENERAL INTERPRETATION

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

ANNEX B

EXCLUSION LIST

The Company shall not provide loans, funding investments or other support to Clients engaged in any of the following activities or where such Client’s Client Operations primarily consist of any of the following:

•	Production or trade in any product or activity deemed illegal under host country laws or regulations or international conventions and agreements, or subject to international bans, such as pharmaceuticals, pesticides/herbicides, ozone depleting substances, PCB’s, wildlife or products regulated under CITES.

•	Production or trade in radioactive materials. This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment where IFC considers the radioactive source to be trivial and/or adequately shielded.

•	Production or activities involving harmful or exploitative forms of forced labor/harmful child labor.

•	Production or trade in unbonded asbestos fibers. This does not apply to purchase and use of bonded asbestos cement sheeting where the asbestos content is less than 20%.

•	Drift net fishing in the marine environment using nets in excess of 2.5 km. in length.

•	Commercial logging operations for use in primary tropical moist forest.

•	Production or trade in wood or other forestry products other than from sustainably managed forests.

The Company shall not provide loans, funding, investments or other support that represents, in the aggregate more than 5.0% of the total value of the Company’s loan portfolio to Clients engaged in any of the following activities and where such Client’s Client Operations primarily consist of any of the following:

•	Production or trade in weapons and munitions (it being understood that production of explosives for mining, construction or similar activities, and parts and pieces of equipment that have other uses are not included in this category); provided further that the Company’s aggregate financing to such Clients and Client Operations for the activities included in this category shall not exceed 0.125% of the total value of the Company’s loan portfolio.

•	Production or trade in alcoholic beverages (excluding beer and wine)

•	Production or trade in tobacco.

•	Gambling, casinos and equivalent enterprises.

ANNEX C

INSURANCE

The insurances required to be arranged by the Company are those customarily expected of a prudent financial institution. The Company shall have all insurances that are required by Applicable Law and endeavor its best reasonable efforts to have at least the following insurance coverage:

As long as physical and immovable assets constitute 25% or more of total capital:

a)	fire and perils, or all risks on assets based on new replacement cost; and

b)	public liability;

At all times:

c)	financial institution bond (bankers blanket bond) with cover to include the following:

•	fidelity guarantee;

•	forgery;

•	cash including securities and any negotiable instruments or documents at the premises during operations, in transit, and in safe custody or strong room; and

•	electronic fraud and computer crime.

d)	directors’ and officers’ liability, as required by IFC, with a minimum limit of USD2,000,000 and worldwide jurisdiction and territory.

SCHEDULE 1

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

[Letterhead of the Company/Itaú Party/Corp Group Party]

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Global Financial Markets Department

IFC Investment No. 32316

Certificate of Incumbency and Authority

Reference is made to the Policy Agreement, dated February 13, 2015, between the IFC Parties, the Company, the Itaú Parties and the Corp Group Parties (the “Policy Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Policy Agreement.

I, the undersigned [Chairman/Director] of                      (the [”Company”]/[”Itaú Party”]/[”Corp Group Party”]), duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the individuals [each]/[any two] of whom are, and will continue to be, authorized to take any action required or permitted to be taken, done, signed or executed under the Policy Agreement or any other agreement to which the IFC Parties and the [Company]/[Itaú Party]/[Corp Group Party] may be parties.

*Name	Office	Specimen Signature

You may assume that any such individual continues to be so authorized until you receive written notice from an Authorized Representative of the [Company]/[Itaú Party]/[Corp Group Party] that they, or any of them, is no longer so authorized.

Yours faithfully,

By
Name:
Title: [Chairman/Director]

*	Designations may be changed by the Company/Itaú Party/Corp Group Party at any time by issuing a new Certificate of Incumbency and Authority authorized by the board of directors of the Company/ Itaú Party/Corp Group Party where applicable.

SCHEDULE 2

SEMS PLAN

Type of Action	Action	Deliverable	Timeframe
Nominate Officers	The Company shall have designated responsibility for undertaking S&E Risk Management including development and oversight for the implementation of the S&E Management System. The Company will ensure that the Retail Banking, Corporate Banking Department and Asset Management units are adequately involved in this process. This can be achieved (for example) through setting up a joint working group of representatives of these departments. S&E Officer shall have been appointed at the Company and a formal notification in this respect provided to IFC.	Official Letter	As of the date hereof

Establish an S&E Policy	The Company shall have developed a policy outlining its commitment to manage the E&S risks of its projects according to the IFC Exclusion List, the applicable Chilean E&S laws and regulations and the IFC Performance Standards.	Copy of the policy	As of the date hereof

Establish an SEMS including guidelines for the implementation of the SEMS

The Company shall have established and delivered to IFC a copy of the S&E Management System to ensure that its financing activities are consistent with the IFC Performance Standards, applicable host country social and environmental regulations and the Exclusion List.

The S&E Management System will include: (i) The S&E policy, (ii) a step-by-step S&E due diligence procedure, (iii) responsibilities of all staff involved in SEMS implementation, (iv) additional S&E covenants to be included into loan agreements, (v) reporting requirements, (vi) monitoring procedures, and (vii) provisions regarding SEMS updates.

The SEMS will also entail guidance notes and tools for its implementation, including a categorization system, separate S&E due diligence forms for (a) Project Finance, Large Corporate and corporate business, (b) asset management, (c) SMEs, (d) a standard S&E Action Plan, and (e) monitoring/supervision forms. The Company will ensure that the SEMS and implementation tools are adequately designed to address countries of operation specific S&E risks.

		Copy of written procedures and materials to support the SEMS implementation	As of the date hereof

ESMS Implementation and Staff training	The Company shall have developed a SEMS Implementation and Training Plan, specifying the proposed schedule for rolling out the SEMS across the various business units and training to be provided to ensure the following staff has adequate capacity for SEMS implementation: (i) senior management of the Company, including heads of departments, (ii) loan and investment officers involved in assessing the various sub-projects supported by the group and portfolio monitoring, and (iii) the S&E Officers. The plan will also include the required budget resources, approved by senior management.	Copy of SEMS Implementation Plan and training program	As of the date hereof

	The Company shall have conducted the training sessions as per the Training Plan to ensure effective implementation of the Social and Environmental Management System.	Delivery of dates the training was conducted and the number of staff trained	As of the date hereof

	In addition, the Company will identify external advisors and consultants when required to conduct the Due Diligences as per the SEMS.	List of external consultants/ advisors	As of the date hereof

SEMS Implementation Test Phase	The Company will implement the SEMS and provide IFC examples of ESDD prepared and with an SEMS Implementation Report to ensure the SEMS is robust.	Submission of the ESDD for the first three corporate/project finance transactions reviewed as per the SEMS	Prior to sub-loan approval

		Implementation report	As of the date hereof

SCHEDULE 3

S&E PERFORMANCE REPORT

Social & Environmental Performance Report for Financial Intermediary (FI) Clients

Please provide responses to the questions below. Please include additional sheets or attachments as required to provide details on questions that have been answered Yes.

Name of Organization

Completed by (name):

Position in organisation:		Date:

Reporting period	From:		To:

Portfolio Information

Report Covering Period:
From:	To:

For the reporting period, please provide the following information about your portfolio where applicable:

FI Business Lines

Product line	Description	Total exposure outstanding for most recent FY year end (in US$)	Average loan or transaction size (in US$)

Retail banking/Consumer loans	Loans or other financial products for individuals (includes retail housing finance and vehicle leasing)

Long term: Transactions with tenor greater than 12 months

SME	Any lending, leasing or other financial assistance to any corporate or legal entity other than an individual, with individual transactions less than US$ 1 million

Project finance/Large Corporate finance	Any lending, leasing or other financial assistance to any corporate or legal entity other than an individual, with individual transactions larger than US$ 1 million

Trade finance
Short term (ST): Transaction with tenor less than 12 months
ST Corporate finance
ST Trade finance
Other
Microfinance
Other (if applicable)	Please describe

(a)	Exposure by Industry Sectors

If there is any exposure in the area of SME or large corporate/project finance (your corporate portfolio), please provide an indicative % of portfolio that these sectors represent of the total corporate portfolio.

S. No	Industrial Sector	Outstanding exposure (in US$)	% of corporate portfolio
Animal Production
Apparel
Chemicals
Collective Investment Vehicles
Common Carriers
Construction and Real Estate
Consumer Goods
Crop Production
Electrical Equipment, Appliances and Components
Fabric Mills
Fabricated Metal Product Manufacturing
Finance & Insurance
Finishing (Dyeing, Printing, Finishing, etc.)
Fishing
Food & Beverages
Forestry
Furniture and Related Products
Integrated Textile Operation (Spinning, Weaving/Knitting, but no Garment )
Internet Projects
Leather and Allied Products
Machinery and Other Industrial
Nonmetallic Mineral Product Manufacturing
Oil, Gas and Mining
Plastics & Rubber
Primary Metals
Printing & Publishing
Pulp & Paper
Spinning (Yarn, Including Integrated with Fiber Production)
Telecommunications
Textiles—Others
Transport Service
Transportation Equipment
Utilities
Warehousing & Storage
Wholesale and Retail Trade covering any of the following. Gasoline stations, dry cleaners, printing, large auto and truck fleets, photographic film processing and any operations involving the use of any chemical of biological wastes or materials
Wood Products
Total

If engaged in long term SME or large corporate/project finance, please provide information as requested of all loan assets meeting the following conditions:

•	Longer than 12 months tenor

•	Larger than US$ 1 million outstanding exposure

Type of loan (large corporate/ SME/trade finance)	Tenor of loan (months)	Value of exposure (US$ mn)	Industry Sector[2]	Any environmental and social risks and measures taken to mitigate the risks

[2]	Please use any standard classification or the sectors listed in the earlier table

Social & Environmental Management System (SEMS)

Policies & Processes	Yes/No

Has your organization developed and implemented an SEMS?		If yes, please attach a copy of the SEMS to this report.

If there is an SEMS already in place, have there been any updates to the SEMS or policy and procedures adopted by your organization during the reporting period?		If yes, please provide a copy of the updates including dates and reasons for the same.

Has senior management signed off on the updated policy/procedure?		If yes, please provide the date and internal communication indicating the same.

Please give details of any transactions rejected on environmental, health, safety or social grounds.

Please state any difficulties and/or constraints related to the implementation of the social and environmental procedures.

Please describe how you ensure that your clients and their projects are operated in compliance with the National laws and regulations and the Performance Standards.

Please provide two sample internal S&E review reports conducted for projects considered last year. (Only applicable if the Performance Standards is an S&E Requirement)

Please give details of any material social and environmental issues associated with borrowers during the reporting period in particular.

Capacity	Yes/No

Please provide the name and contact information of the Environmental Officer or Coordinator who has the overall responsibility for the implementation of SEMS.		Please describe the training or learning activities the Environmental Officer or Coordinator attended during year.

Please provide current staffing of other core SEMS persons in the organization involved with SEMS implementation.		Please describe the training provided to the SEMS persons and other team members during year.

What was the budget allocated to the SEMS and its implementation during the year?		Please provide budget details including staff costs and training as well as any actual costs.

Monitoring	Yes/No

Do you receive any non-financial reporting from industrial projects that you finance?		If yes, please describe and provide supporting documents including any social and environmental considerations if applicable.

Do you check for ongoing compliance of your projects with national regulation and any other requirements such as the Performance Standards?		If yes, please describe the process including any social and environmental considerations if applicable.

Please describe how you monitor the client and project social and environmental performance. Please provide the following information:

•       Number of projects in portfolio classified as category
A or B

•       Number providing annual reports

•       Number of projects where a field visit was conducted by a bank staff to review aspects including and social and environmental issues

Please describe and provide supporting documents and please provide information on the number of projects where a field visit was conducted by staff to review aspects including social and environmental issues.

Please provide details of any accidents/ litigation/ complaints/regulatory notices and fines:

•       Any incidents of non-compliance with the S&E Requirements

•       Covenants/ conditionalities imposed by the Company as a result of any non-compliance

Reporting	Yes/No

• Is there an internal process to report on social and environmental issues to Senior management?		If yes, please explain the process, reporting format and frequency and actions taken if any.

• Do you prepare any social and environmental reports: • For other MLAs • Other stakeholders • S&E reporting in the Annual Report • Sustainability reports		If yes, please provide copies of these reports.

Activities on IFC Exclusion List

If any, please indicate the dollar percentage of loans or investments out of your total outstanding exposure provided to clients who are substantially involved in IFC excluded activities.		%

If the percentage is not zero, please explain these exposures and any steps having been taken to reduce such exposure.

Sustainable finance

Have you made any investments in projects that have social and environmental benefits such as investing in management systems, energy efficiency, renewable energy, cleaner production, pollution management, supply chain greening, corporate social responsibility, community development etc? Please list these in the format provided below:

Project Name	Value financed by the company (US$ million)	Type of social and environmental benefit[3]

•

•

•

•

[3]	Examples are cleaner production, energy efficiency, renewable energy, carbon finance, management system improvement, sustainable supply chain, corporate social responsibility etc.

SCHEDULE 4

ILLUSTRATION OF DIRECTOR APPOINTMENTS

Example 1: based on relative direct and indirect ownership split of 51% Itaú Parties and 49% Corp Group Parties.

Baseline Director Allocation

Size of Itaú/Corp Group Block	Itaú Directors	Corp Group Directors
10	6	4
9	5	4
8	5	3
7	4	3
6	4	2

Final Allocation:

Size of Itaú/Corp Group Block (not including Minimum IFC Nominee Shares)	Itaú Directors	Corp Group Directors	IFC Director
9	5	4	1
8	5	3	1
7	4	3	1
6	4	2	1

Example 2: based on relative direct and indirect ownership split of 66.6% Itaú Parties and 33.3% Corp Group Parties.

Baseline Director Allocation

Size of Itaú/Corp Group Block	Itaú Directors	Corp Group Directors
10	7	3
9	6	3
8	5	3
7	5	2
6	4	2

Final Allocation:

Size of Itaú/Corp Group Block (not including Minimum IFC Nominee Shares)	Itaú Directors	Corp Group Directors	IFC Director
9	6	3	1
8	5	3	1
7	4	3	1
6	4	2	1

SCHEDULE 5

FORM OF ITAÚ HOLDING COMPANY JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is made as of [insert date] by [Insert Name] (“Itaú Holding Company”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Policy Agreement (the “Policy Agreement”), dated as of February 13, 2015, by and among Itaú Unibanco Holding S.A. (“Itaú Parent”), Corp Group Banking S.A. (“Corp Group Banking”), Compañía Inmobiliaria y de Inversiones Saga Limitada (“Saga”), Corp Group Holding Inversiones Limitada (“CG Holding”), Inversiones Corp Group Interhold Ltda. (“Interhold”), Inversiones Gasa Limitada (“Gasa” and, collectively with Corp Group Banking, Saga, CG Holding and Interhold, the “Corp Group Parties”), International Finance Corporation (“IFC”), IFC African, Latin American and Caribbean Fund, L.P. (“ALAC”), IFC Capitalization (Equity) Fund, L.P. (“CapFund” and collectively with IFC and ALAC, the “IFC Parties”) and CorpBanca (the “Company”); and

WHEREAS, this Agreement has been entered into to record and effect the admission of Itaú Holding Company under the Policy Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Policy Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Itaú Holding Company, intending to be legally bound, hereby agrees as follows:

§1. Definitions. Capitalized terms defined in the Policy Agreement shall have the same meaning when used in this Agreement.

§2. Admission of Itaú Holding Company.

(a) By executing and delivering this Agreement to Itaú Parent, the Corp Group Parties, the IFC Parties and the Company, Itaú Holding Company hereby agrees to become a party to, to be bound by, and to comply with the terms, conditions and provisions of the Policy Agreement applicable to an “Itaú Party” from and after the date hereof in the same manner as if Itaú Holding Company were an original party thereto.

(b) By executing and delivering this Agreement to Itaú Parent, the Corp Group Parties, the IFC Parties and the Company, Itaú Holding Company hereby acknowledges, agrees and confirms it has received a copy of the Policy Agreement and has reviewed the same and understands its contents.

§3. Entire Agreement. This Agreement and the Policy Agreement (together with the documents and instruments referred to therein) contain the entire understanding, whether oral or written, of the parties with respect to the matters covered hereby. Any amendment or change in this Agreement shall not be valid unless made in writing and signed by each party to the Policy Agreement.

§4. Effect. Except as herein provided, the Policy Agreement shall remain unchanged and in full force and effect.

§5. Applicable Law and Jurisdiction; Waiver of Jury Trial. The provisions of Sections 1.02 (Interpretation), 7.05 (Applicable Law and Jurisdiction), 7.06 (Immunity) and 7.14 (Specific Performance) of the Policy Agreement shall apply to this Agreement, mutatis mutandis, as though set out in full herein.

*     *     *

IN WITNESS WHEREOF the undersigned has caused this Joinder Agreement to be duly executed on the date first written above.

[INSERT NAME OF ITAÚ HOLDING COMPANY]

By:
Name:
Title:

Acknowledged and Accepted:

INTERNATIONAL FINANCE CORPORATION

By:
Name:
Title:

IFC AFRICAN, LATIN AMERICAN AND CARIBBEAN FUND, LP

By: IFC Asset Management Company, LLC, its manager

By:
Name:
Title:

IFC CAPITALIZATION (EQUITY) FUND, L.P.

By: IFC Capitalization (Equity) Fund (GP), LLC, its general partner

By:
Name:
Title:

ITAÚ UNIBANCO HOLDING, S.A.

By:
Name:
Title:

CORPBANCA

By:
Name:
Title:

Acknowledged and Accepted:

CORP GROUP BANKING S.A.

By:
Name:
Title:

COMPAÑIA INMOBILIARIA Y DE INVERSIONES SAGA LIMITADA

By:
Name:
Title:

CORP GROUP HOLDING INVERSIONES LIMITADA

By:
Name:
Title:

INVERSIONES CORP GROUP INTERHOLD LTDA.

By:
Name:
Title:

INVERSIONES GASA LIMITADA

By:
Name:
Title:

SCHEDULE 6

ITAÚ/CORPBANCA TRANSACTION AGREEMENT

[See attached.]